UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
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ALBEMARLE CORPORATION
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that Albemarle Corporation’s 2018 Annual Meeting (the “Annual Meeting”) of Shareholders will be held at the Renaissance Charlotte SouthPark Hotel, 5501 Carnegie Boulevard, Charlotte, North Carolina 28209, on Tuesday, May 8, 2018, at 7:00 a.m., Eastern Time, for the following purposes:

1.	To consider and vote on a non-binding advisory resolution approving the compensation of our named executive officers;

2.	To elect the eleven nominees named in the accompanying Proxy Statement to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified;

3.	To approve the amendment and restatement of our Amended and Restated Articles of Incorporation to adopt a majority shareholder vote standard for extraordinary transactions;

4.	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To conduct any other business which may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on Thursday, March 8, 2018, are entitled to receive notice of and vote at the Annual Meeting.
To ensure your vote is counted, you are requested to vote your shares promptly, regardless of whether you expect to attend the Meeting. Voting by the internet or telephone is fast and convenient, and your vote is immediately tabulated. In addition, by using the Internet or telephone, you help reduce our postage and proxy tabulation costs. You may also vote by completing, signing, dating and returning by May 7, 2018 the proxy enclosed with paper copies of the materials in the postage-paid envelope provided.
This year, we are again electronically disseminating Annual Meeting materials to some of our shareholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Shareholders to whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.
If you are present at the Annual Meeting, you may vote in person even if you already have voted your proxy by internet, telephone or mail. Seating at the Annual Meeting will be on a first-come, first-served basis.
By Order of the Board of Directors
Karen G. Narwold, Secretary
March 28, 2018

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting. Throughout the Proxy Statement, “we,” “us,” “our,” “the Company” and “Albemarle” refer to Albemarle Corporation, a Virginia corporation.
Annual Meeting
Date and Time:                    Place:
Tuesday, May 8, 2018                    Renaissance Charlotte SouthPark Hotel
7:00 a.m., Eastern Time                5501 Carnegie Boulevard
Charlotte, North Carolina 28209
Voting Matters
The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

Proposal		Board Vote Recommendation
#1	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	FOR
#2	Election of Directors	FOR each Nominee
#3	Approval of the amendment and restatement of our Amended and Restated Articles of Incorporation to adopt a majority shareholder vote standard for extraordinary transactions	FOR
#4	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2018	FOR

Our Business

Business Segments
Lithium	Bromine Specialties	Catalysts*
-- Energy Storage -- Glasses and Ceramics -- Greases and Lubricants -- Pharmaceutical Synthesis	-- Flame retardants -- Industrial water treatment -- Completion fluids for oilfield -- Plastic and synthetic rubber -- C3Ag and pharma synthesis	-- Fluid Cracking Catalysts -- Clean Fuels Technologies -- Organometallics & Curatives
*Effective in the first quarter 2018, our Performance Catalysts Solutions product category has been combined with our Refining Solutions segment and the segment has been renamed Catalysts.

Our Strategy

•	Organically grow Lithium production capacity: 165,000 MT LCE by 2021

•	Expand Catalysts segment through targeted research and development

•	Support Lithium segment growth through strong cash flow from mature businesses

•	Support growth through productivity and operational excellence
2017 Company Performance

•	Strong growth compared to 2016:

◦	19% growth in adjusted EBITDA

◦	29% growth in adjusted diluted earnings per share

•	2017 cash generation from Bromine Specialties and Refining Solutions as well as active portfolio management drove robust balance sheet to support Lithium investment

•	Lithium production capacity expansion for 2021 on track; wave II and III expansion accelerating
Governance Highlights
We believe good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that best serve the interests of our Company and its shareholders. Our Board of Directors (the “Board of Directors” or the "Board") monitors developments in governance best practices to ensure it continues to meet its commitment to thoughtful and independent representation of shareholder interests. The following table summarizes certain corporate governance practices and certain facts about the Board:

Governance Practices
Annual Election of all Directors	Longstanding Commitment to Sustainability and Corporate Responsibility	Policies Prohibiting Hedging, Short Sale and Pledging Company Stock
Resignation Policy for Directors Not Receiving Majority Approval	Board and Committee Authority to Retain Independent Advisors	No Shareholder Rights Plan (Poison Pill)
Policy Requiring Directors to Not Stand for Re-election in the Year in Which They Reach 72 Years of Age	Regular Executive Sessions of Independent Directors	Robust Stock Ownership Guidelines (6X Salary for CEO)
Compensation Recovery Policy (Clawback Policy)	Risk Oversight by Full Board and Committees	Annual Board and Committee Evaluation Process led by Lead Independent Director

Director Nominees: Key Facts
4 years average tenure	10 of 11 are independent	45% ethnic and gender diversity	45% have CEO or COO experience

Majority Shareholder Vote Standard for Extraordinary Transactions
The Board, after careful consideration and in accordance with the recommendation of its Nominating & Governance Committee, has concluded that it is in the best interests of the Company and its shareholders to amend and restate the Company's articles of incorporation (the "Charter") to adopt a majority shareholder vote standard for extraordinary transactions and adopt a majority shareholder vote standard for all future Charter amendments other than Charter amendments to the affiliated transaction provisions.
With the exception of transactions with affiliates, which are addressed elsewhere in the Charter, our Charter currently provides that a merger, statutory share exchange, sale or other disposition of all or substantially all the Company’s assets other than in the usual and regular course of business, or a dissolution, shall be approved by at least two-thirds of the shareholder votes entitled to be cast on such transaction. We refer to these types of transactions as “Extraordinary Transactions.” Any amendment to this Charter provision currently requires the approval of at least two-thirds of the shareholder votes entitled to be cast.
The Board has approved, and recommends to the Company’s shareholders for approval, amending and restating the Charter to (1) adopt a majority shareholder vote standard for approving Extraordinary Transactions, and (2) provide for a majority shareholder vote standard for all future Charter amendments (other than Charter amendments to the affiliated transaction provisions). See proposal #3 on page 72 for additional information.
CEO Compensation

•	Target Total Direct Compensation is at the median of the peer group

•	Pay mix: 84% of CEO pay is based on company performance

•	50% of CEO equity is based on Relative Total Shareholder Return

•	CEO pay shows a strong correlation between 3 year realizable pay and 3 year total shareholder return

COMPENSATION DISCUSSION AND ANALYSIS
The following pages describe Albemarle’s executive compensation program and the compensation decisions made by the Executive Compensation Committee (the “Committee”) for our Named Executive Officers ("NEOs"), listed below.

NEO	Title
Luther C. Kissam IV	Chairman, President and Chief Executive Officer
Scott A. Tozier	Executive Vice President, Chief Financial Officer
Karen G. Narwold	Executive Vice President, Chief Administrative Officer and Corporate Secretary
Matthew K. Juneau	Executive Vice President, Corporate Strategy and Investor Relations
Donald J. LaBauve, Jr.	Vice President, Corporate Controller and Chief Accounting Officer
EXECUTIVE SUMMARY
Compensation Program Highlights

•	84% of CEO target total direct compensation (and 77% on average for all NEOs) is incentive-based.

•
CEO compensation over a three-year period shows a strong correlation between realizable pay and total shareholder return relative to our Peer Group, with our performance rank well aligned with our pay rank.

•
Performance metrics aligned with our Peer Group and our company goals: annual Adjusted EBITDA(1) and Adjusted Free Cash Flow(1) and Relative Total Shareholder Return (“TSR”) measured over a 3-year performance period.(1)

•	Focused Peer Group of similarly-sized companies.
___________________________________________________

(1)	See pages 14 and 18 for a discussion of how Adjusted EBITDA, Adjusted Free Cash Flow and TSR are calculated.

Aligning Our Incentives With Our Strategy and Shareholder Interests
We seek to align our executive compensation program with shareholder interests and our business strategy. This means keeping the foundation of our program focused on performance-based pay that supports our strategy and the related metrics of relative TSR, Adjusted EBITDA and Adjusted Free Cash Flow, with a variable (“at-risk”) pay percentage higher than that of our peers.
Shareholder Alignment:  In May 2017, the Company held our annual shareholder advisory vote to approve the compensation paid to our NEOs in 2016, which resulted in approximately 97.1% of the votes cast approving such compensation.
In the fall of 2017 we continued our annual engagement with our shareholders. This engagement gave us a basis for further evaluation of our practices in executive compensation and corporate governance. This initiative was led by a group of senior officers of the Company, acting on behalf, and at the request, of the Committee, by reaching out to shareholders holding 63% of our outstanding shares, and holding follow-up calls with shareholders representing 39% of our outstanding shares. This outreach reflects our commitment to understand and address key issues of importance to our shareholders. In line with the high support for our executive compensation program as expressed in the 2017 annual shareholder advisory vote to approve the compensation to our NEOs, shareholders continued their support for our compensation program and the changes made over the past few years.
In considering investor feedback, our evolving business needs, and in furtherance of our desire to continue to link executive pay to performance, the Committee approved the following changes to our executive compensation program for fiscal year 2017.

Shareholder Feedback	Changes to our Executive Compensation Program
•
In 2017, shareholders expressed their support for our compensation program and the changes we made over the last 2 years. The changes we made in 2017 follow up on feedback we received from shareholders in 2016.

•
Shareholder feedback received in 2017 did not result in any changes to our compensation program for 2018, given the general support as expressed by our shareholders for the program and the changes we made in the last 2 years.

•
In 2016, shareholders expressed their preference that we revise our equity program so that, in the event of a Change in Control, equity would only vest following a termination (commonly called “double trigger” vesting).

•
We included a “double trigger” in our 2017 equity plan submitted for approval by our shareholders. We also included the “double trigger” in the award agreements issued at the beginning of 2017 under the existing equity plan.

• In 2016, shareholders asked us to explain any changes in the 2017 Peer Group, so that it is transparent why we are changing, and what criteria are used for selecting peer companies.	• We adjusted the 2017 Peer Group to be more reflective of our size, given the sale of the Chemetall® Surface Treatment business in December 2016.
Pay for Performance: 2017 Compensation Outcomes
For 2017, our executive compensation program resulted in rewards consistent with our business achievements and the contributions of our NEOs:

•	Our Annual Incentive Plan (AIP) performance was above target, with Company performance resulting in a payout of 156%;
Our 2015-2017 TSR was 137.9%, positioning Albemarle at the 100th percentile relative to the 2017 Peer Group.
CEO Pay At-A-Glance: Realizable Pay Relative Degree of Alignment
We believe our CEO’s total compensation reflects a pay opportunity commensurate with median levels among our Peer Group. It is important to the Committee that 50% of the value associated with

LTIP awards is performance-based measured by relative Peer Group performance such that realizable values are reflective of the Company’s performance.
Realizable Pay Relative Degree of Alignment (“RPRDA”) is an important measure the Committee uses to assess whether the value associated with LTIP awards is based on relative Peer Group performance. This measure addresses the question: Is realizable pay commensurate with the total shareholder return achieved by shareholders, relative to our Peer Group?
The RPRDA compares the percentile ranks of the CEO’s three-year realizable pay and the Company’s three-year TSR performance, relative to the 2017 Peer Group. The RPRDA is equal to the difference between the combined performance rank minus the combined pay rank.
Realizable pay captures the following elements of compensation for the three-year period:

•	Base salary in the year it is earned;

•	Annual incentive compensation paid for the year it is earned; and

•
“In-the-money” value of outstanding equity awards, calculated based on stock price at year-end 2017 rather than the grant date fair value. The use of an end-of-year stock price directly correlates the value of an executive’s equity with the return our shareholders receive from investing in our common stock over the same period.

For the three-year analysis we used the following data:

•	TSR based on the three year performance period 2015-2017;

•	Mr. Kissam’s realizable pay based on the period 2015-2017;

•	Peer Group CEO pay based on the period 2014-2016 (as more recent data was not available at the time this Proxy Statement was issued).
The following chart shows Mr. Kissam’s RPRDA for the 3-year period, with both relative TSR and CEO compensation ranked in the 4th quartile of the 2017 peer group, showing a strong alignment between realizable pay and TSR over the three-year period.

THE EXECUTIVE COMPENSATION PROGRAM IN DETAIL
Compensation principles
The Committee designs and oversees the Company’s compensation policies and approves compensation for our NEOs. Our overarching goal is to create executive compensation plans that incent and are aligned with the creation of sustained shareholder value. To accomplish this, our plans are designed to:

•
Support our Business Strategy – We align our programs with business strategies focused on long-term growth and sustained shareholder value. Our plans provide incentives to our NEOs to overcome challenges and exceed our Company goals.

•
Pay for Performance – A large portion of our executive pay is dependent upon the achievement of specific corporate, business unit and individual performance goals. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.

•	Pay Competitively – We set target compensation to be at or around the market median relative to the companies that make up our Peer Group.

•	Discourage Excessive Risk-taking – Our compensation programs are balanced and designed to discourage excessive risk-taking.
Compensation principles are aligned with good governance practices and pay for performance
Below is a list of things that we do and don’t do in order to ensure that our program reflects good governance practices and pay for performance.

What We Do	What We Don’t Do
We balance short-term and long-term compensation, designed to discourage short-term risk-taking at the expense of long-term results. 56% of our NEO total direct compensation is equity based.	No excessive perquisites are provided to any NEO.
We make performance-based compensation a significant component of each NEO’s total compensation. 50% of NEO long term equity is performance based and 50% of NEO long term equity is time based.	No stock option re-pricing without shareholder approval or discounted stock options are permitted under our 2017 equity plan.
We employ longer than peer group median vesting periods in our annual LTIP grants, which encourage executive retention and a long-term perspective (see page 19).	No excise tax gross-ups for change of control payments are provided to any NEO.
We require above peer group median stock ownership for our NEOs.	Hedging and short selling. We do not allow for hedging or short selling of our shares by our NEOs or Directors.
The Committee uses an independent executive compensation consultant who reports directly to the Committee.
We have a clawback policy for the recovery of cash and non-cash compensation in the event of NEO misconduct which results in a financial restatement.
We have an annual frequency of our advisory vote on executive compensation (say-on-pay).
We require a double trigger for equity to vest following a Change in Control (CIC).

The components of our executive compensation program
We provide our NEOs with the following components of compensation:

Annual	Annual base salary and annual cash incentive opportunities.
Long-Term	Long Term Incentive awards for our NEOs comprise a combination of 50% Performance Stock Units (PSUs), 25% Restricted Stock Units (RSUs), and 25% stock options.
Benefits	Various health and welfare benefits, including health and life insurance, retirement benefits and savings plan that are generally available to all our employees.
Post-Termination Benefits	Severance and change in control benefits.

For each NEO, the Committee reviews and approves annually each component of compensation and the resulting total compensation. The Committee benchmarks the individual components of compensation and total compensation to the Peer Group of companies the Committee selects. In setting the compensation for each NEO, the Committee also considers other factors, including the scope and complexity of his or her position, level of performance, skills and experience and contribution to the overall success of the Company. As a result, we do not set compensation for our NEOs in a formulaic manner.
Our compensation program is designed to focus our NEOs on long-term success
We design our compensation programs to keep our NEOs focused on the long-term success of our Company by making a substantial portion of their compensation subject to the achievement of specific performance measures, requiring NEOs to hold a significant amount of Company stock during the term of their employment and granting stock-based awards with multi-year vesting periods.
The performance period covered by our PSU grants is three years, with the vesting of any award earned occurring in two equal tranches – the first tranche after the end of the third year of the performance period and the second tranche on the following January 1. PSUs are earned based on relative TSR as compared to our Peer Group. The Committee chose this measure to provide an even stronger linkage between the rewards for our leaders and the returns experienced by our shareholders, and also because this measure was thought to be well aligned with the longer three-year performance period.
RSUs typically have a minimum vesting period of three years and also vest in two equal tranches – the first tranche at the third anniversary of the Grant Date and the second tranche at the fourth anniversary of the Grant Date.
Stock option grants made after 2015 cliff vest at the third anniversary of the Grant Date. These awards reinforce the focus of our NEOs on the long-term success of the Company by aligning their personal financial success with that of our shareholders.
Competitive Compensation – Peer Group
We use the following criteria for selecting peer companies that we include in our compensation peer group. The committee uses the peer group to align executive compensation with comparable positions within that peer group.

Criteria for selecting peer companies	How we use the compensation peer group
Companies with the same eight-digit GICS code as Albemarle	As an input in designing compensation plans, benefits and perquisites
Comparable size based on revenue of approximately 0.5-2.0 times that of Albemarle	As an input in developing base salary ranges, annual incentive targets and long-term awards
Market capitalization of approximately 0.25-4.0 times that of Albemarle	To benchmark total direct compensation, including the pay mix

We use industry and revenue as our two main indicators for determining our peers. We believe that using an industry-specific group of similarly sized companies is appropriate because it provides us with the best comparisons for competitive compensation offered by publicly held companies with similar business challenges and the type of leadership talent needed to achieve success over the long-term. We consider market value as an important factor for peer selection, but believe that market value should be balanced with sales (which are less volatile and a better predictor of compensation levels).
In setting base salaries, target total cash compensation and target total direct compensation, the Committee generally focused on the median of the last reported data from the 2016 Peer Group. The Committee also referred to survey information from nationally recognized compensation surveys.
For 2017, Albemarle updated its Peer Group given the sale of the Chemetall Surface Treatment business and the fact that two companies from the 2016 Peer Group were acquired by other companies. Our selected 2017 Peer Group (the "2017 Peer Group") consists of 17 chemical companies.

2017 Peer Group
Ashland Inc. Cabot Corporation The Chemours Company Celanese Corporation CF Industries Holdings, Inc. FMC Corporation	H. B. Fuller Company W. R. Grace & Co. International Flavors & Fragrances, Inc. Koppers Holdings Inc. The Mosaic Company	Minerals Technologies Inc. Olin Corporation PolyOne Corporation RPM International Inc. A. Schulman, Inc. Scotts Miracle-Gro Company

The 2017 Peer Group includes eleven companies from the 2016 Peer Group.

•	No longer included:

◦	Cytec Industries Inc., Sigma-Aldrich Corporation and Chemtura were acquired.

◦	PPG Industries, Inc., Huntsman Corporation and Eastman Chemical Company are no longer included as their projected sales are more than 300% of Albemarle's projected sales.

•	New to the 2017 Peer Group:

◦	The Chemours Company, PolyOne Corporation, Scotts Miracle-Gro Company, International Flavors & Flagrances, Inc., Minerals Technologies Inc., and Koppers Holdings Inc.

NEO Target and Actual Compensation
The Committee does not rely exclusively on the Peer Group data or survey data in establishing target levels of compensation, or employ a rigid or formulaic process to set compensation levels. The Committee does utilize the Peer Group data and survey data as one of many tools. In setting compensation levels, the Committee considers the following factors:

•	The competitive data (Peer Group and other survey data), focusing on the median data as a starting point;

•	Each NEO’s performance;

•	Each NEO’s scope of responsibility and impact on the Company’s performance;

•	Internal equity – an NEO’s compensation relative to his or her peers, direct reports and supervisors;

•	The recommendations of the Board’s independent executive compensation consultant, Pearl Meyer, with respect to the NEOs; and

•	The CEO’s recommendations for his direct reports.
The Committee evaluates the performance of each NEO in light of our overall financial performance (as described in greater detail below) and non-financial performance goals and strategic objectives approved by the Committee and the Board of Directors. For 2017, as in past years, the Committee structured a compensation package for our NEOs comprised of base salary and benefits coupled with annual and long-term incentives, which we believe provides an appropriate mix of financial security, risk and reward.
2017 Base Salaries
Base salary provides our NEOs with a basic level of financial security and supports the Committee’s objectives in attracting and retaining top talent. Base salaries for our NEOs other than the CEO are recommended by our CEO and are reviewed and approved by the Committee. Base salary for our CEO is recommended and approved by the Committee.

Executive Officer	2016 Year-End Base Salary	2017 Increase in Annual Base Salary	2017 Annual Base Salary
Luther C. Kissam IV
Chairman, President and Chief Executive Officer	$882,000	$118,000	$1,000,000
Scott A. Tozier
Executive Vice President, Chief Financial Officer	$505,000	$55,000	$560,000
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and Corporate Secretary	$460,000	$25,000	$485,000
Matthew K. Juneau
Executive Vice President, Corporate Strategy and Investor Relations	$415,000	$12,000	$427,000
Donald J. LaBauve, Jr.
Vice President, Corporate Controller and Chief Accounting Officer	$285,715	$7,714	$293,429
2017 base salaries for each of the NEOs were determined in recognition of the responsibilities of their positions, their contributions to the success of the Company and their relative position to the peer group of companies. With 2016 base salaries for Mr. Tozier and Ms. Narwold below the peer group median, the Committee supported salary increases to bring their base salaries closer to or at the peer group median. Mr. Kissam's adjustment in base salary brings his base salary to 98% of the peer group median, which is commensurate with his tenure with and contribution to the company. The adjustment in base salary for Mr. Kissam was given in recognition for his significant contributions to the company and specifically the development of the long-term company strategy, the successful divestiture of the Chemetall Surface Treatment business, securing a second lithium concession in Chile and strengthening the Albemarle leadership team. Salary increases went into effect on April 1, 2017. The Committee believes that each NEO’s salary was reasonable and appropriate.
Purpose and key features of the 2017 Annual Incentive Program (AIP)
The Committee designed the AIP to provide both an incentive to achieve, and a reward for achieving, our annual goals and objectives. Each year, the Committee and the Board approve the performance goals under the AIP. These performance goals are intended to ensure that our NEOs execute on short-term financial and strategic initiatives that drive our business strategy and long-term shareholder value.
For 2017, the Committee established the following Company performance measures and weightings for the AIP:

Metrics	Weight
Adjusted EBITDA	60%
Adjusted Free Cash Flow	30%
Stewardship	10%
Total	100%

Rationale behind the performance metrics
The Committee chose these performance metrics to align the AIP with our 2017 goals and objectives. The Committee chose the relative weights of the performance measures based on the desire to emphasize financial results while maintaining a focus on non-financial objectives.
The Committee chose Adjusted EBITDA and Adjusted Free Cash Flow as the 2017 AIP metrics because they were considered the key measures of financial performance in the Company’s 2017 annual operating plan.

•
The level of Adjusted EBITDA aligned with the Target payout level was the 2017 operating plan amount, and represented growth over 2016 Adjusted EBITDA (excluding EBITDA generated by Chemetall, which was divested mid December 2016). Adjusted EBITDA is defined as total Albemarle earnings before interest, tax, depreciation and amortization, as adjusted for non-recurring, non-operating and special items.

•
The Committee focuses on Adjusted Free Cash Flow as a performance measure aligned with our objectives of generating cash for debt reduction and growth and reducing our investment in working capital. The target payout level was set at a lower level than our 2016 Adjusted Free Cash Flow (excluding Free Cash Flow generated by the Chemetall® Surface Treatment business, which was divested mid December 2016), because our investment plan included an increase of $208 million of capital expenditures, due to the growth in the lithium business. Our 2017 Adjusted Free Cash Flow is defined as cash flow from operating activities, as shown on the Statement of Cash Flows and adjusted to exclude pension contributions and dividends from joint ventures and add back net income from joint ventures, and adjusted for non-recurring, non-operating and special items.

•	The superior performance levels for both of these metrics were set at levels by the Committee that were believed to be realistic, but only as the result of exceptional performance.

•
Stewardship metrics were included because they are critical to our license to operate and consistent with our values. These objectives were challenging, as the Committee set quantitative target and superior levels of performance for each of these metrics at levels that required year-over-year improvement, with no payout earned for any one individual Stewardship metric if target performance for that metric was not achieved.

The Committee may take into account extraordinary or infrequently occurring events or significant corporate transactions in deciding to adjust the results used to determine whether or not the AIP objectives have been met. The Committee retains the right to exercise discretion in determining the final level of the awards paid, in order to ensure that the AIP remains consistent with its stated objectives. In the last 10 years the Committee has not used its discretion in determining the achievement of the performance metrics. They have used their discretion in the final awards paid to ensure alignment between individual performance and AIP payout.

Individual performance modifiers
At the beginning of 2017, individual objectives were set for each NEO. Individual performance was evaluated by comparing actual performance to the pre-established leadership objectives and considering individual accomplishments not contemplated in the setting of the pre-established objectives. The Committee assessed the performance of the CEO, and the CEO presented his assessment of each other NEO to the Committee.
Performance goals typically include both leadership objectives and strategic business objectives. At the end of each fiscal year, an individual performance modifier is determined for each participant, and a judgment is then made as to the final bonus amount that takes into account both Company results and individual performance.
Performance against our 2017 AIP Metrics
The following table summarizes the threshold, target and superior performance levels set by the Committee and actual results for the Adjusted EBITDA and Adjusted Free Cash Flow metrics for 2017.
Performance at the threshold level paid out 0%, performance at the target level paid out 100% and performance at the superior (maximum) level paid out 200%. We used linear interpolation to determine awards for performance between the identified points. Target and actual results exclude the Chemetall® Surface Treatment business, the sale of which closed mid December 2016. Bonus payouts, in the combination of the payout based on business performance and individual multiplier, are capped at 200%.

2017 Annual Incentive Plan (AIP) Metrics
AIP Metric	Weight	Threshold			Target		Superior		2017 Results		Achievement Against Target	Payout Based on Weight
Adjusted EBITDA	60%		$735	MM	$817	MM	$899	MM	$867	MM	106%	96%
Adjusted Free Cash Flow	30%		$264	MM	$293	MM	$322	MM	$395	MM	135%	60%
Stewardship		Score based on 3 Quantitative Stewardship Metrics:									0%	0%
	4%	●	Occupational Safety			0%
	3%	●	Process Safety			0%
	3%	●	Environment			0%
												156%

The following table further illustrates the 2017 financial targets compared to 2016 target and actual performance (excluding the Chemetall® Surface Treatment business) and our rationale for setting 2017 Adjusted Free Cash Flow below the 2016 target level.

	2017 Financial Targets Compared to 2016 Target and Actual Performance (2016 excluding the Chemetall® Surface Treatment business)
	2016 Target in Millions	2016 Actual in Millions	2017 Target
			2017 Target	Relative to 2016 Target	Relative to 2016 Actual
Adjusted EBITDA	$718	$740	$817	114%	110%
Adjusted Free Cash Flow	$424	$500	$293	69%	59%
2017 Adjusted Free Cash Flow was set below the 2016 target level, given a significant increase in our capital expenditures in support of the growth in the lithium industry. Our capital expenditures increased with $208 million.

The performance for the stewardship metrics (occupational safety, process safety and environmental responsibility) was determined by the Committee’s quantitative assessment of the level of achievement for the three different stewardship objectives. For each of the three stewardship metrics, we have set a target and superior performance level. Performance below target does not pay out. Occupational safety was measured as employee lost time away from work; process safety was measured by severity score; and environmental responsibility was measured by the number of our environmental incidents. We believe in the importance of setting meaningful stewardship standards for our global organization. We did not meet the target stewardship levels for the 2017 performance year and have developed specific measures to improve performance in 2018.
The following table illustrates the 2017 AIP payout against payout levels over the 4 previous years. The chart illustrates that payout results ranged from as low as 10% to as high as 156%, with an average payout over the 5-year period of 99%. We believe the fluctuations in payout confirm the correlation of pay to performance at Albemarle.

AIP Payout History
Actual Payout
200.0%
150.0%
100.0%
50.0%
0.0%
10.0%
77.0%
100.3%
152.6%
156%
99%
2013
2014
2015
2016
2017
5-year average
Performance Year

AIP earning opportunity for our NEOs
Each of our current NEOs can earn a bonus under the AIP targeted at a certain percentage of his or her base salary. For 2017, our NEOs’ target bonus percentages were 125% (Mr. Kissam), 75% (Messrs. Tozier and Juneau and Ms. Narwold) and 40% (Mr. LaBauve) for achieving the target performance levels for the AIP Company metrics.
Mr. Kissam’s pay mix for 2017 included a base salary below market median, and a target bonus percentage above market median at 125%. This combination of base salary and target bonus percentage positions Mr. Kissam’s target total cash at the 96th percentile of the 2017 Peer Group. His total direct compensation positions Mr. Kissam at the 101th percentile of the 2017 Peer Group.
For Company performance that does not reach threshold level for any of the metrics, the NEOs will not earn their AIP. For performance at the target level for any of the metrics, the NEOs may earn the target level AIP. For Company performance at the Superior level, up to two times a target level award may be earned. For Company performance between threshold, target and superior, earned bonuses will be interpolated, with the exception of the Stewardship metrics that do not pay out for performance below the target level.

2017 Annual Incentive Plan (AIP) Payout
AIP Metric	Weight	Threshold	Target	Superior
Adjusted EBITDA	60%	0%	100%	200%
Adjusted Free Cash Flow	30%	0%	100%	200%
Stewardship	10%	0%	100%	200%
Individual performance can be used to modify the bonus amount up or down. The individual multiplier ranges from 0% to 150%. Under the AIP, the maximum annual incentive payments (the combination of company performance and individual multiplier) are set in the first quarter of the calendar year and are capped to a payout of 200% for each of the NEOs. The AIP is designed to be compliant with Internal Revenue Code (“Code”) Section 162(m) and therefore allow for the full tax deduction of the annual incentive payments.
Actual earnings for our NEOs under the 2017 AIP
The Committee reviewed the Company’s 2017 performance and determined that the potential awards for the NEOs were funded consistent with the plan metrics set during the first quarter of the year in accordance with Code Section 162(m). After this determination was made, Mr. Kissam engaged the Committee in a further discussion of the Company’s performance and of each NEO’s individual performance compared to their objectives. In light of the accomplishments by each NEO that were cited by Mr. Kissam to the Committee, it was recommended by Mr. Kissam and approved by the Committee that the individual performance modifier for each NEO be set as follows: Mr. Tozier – 100%, Ms. Narwold – 100%, Mr. Juneau – 100% and Mr. LaBauve – 100%. When applied to and combined with the Company score, this yielded actual bonus payouts for each NEO shown in the table below.
In the case of Mr. Kissam, in early 2018 the Board assessed his performance against both quantitative metrics (safety and financial goals as well as the use of cash) and qualitative objectives (strategy, people, innovation and Board collaboration) and determined that an individual modifier of 95% was appropriate given the Company did not meet its stewardship performance metrics for 2017. When applied to and combined with the Company score, this yielded an actual bonus payout for Mr. Kissam at 146% of his target bonus amount.

2017 AIP Payouts
Name	Base Salary	X	Target Bonus %	=	Target Bonus Amount	X	Company Performance	X	Individual Performance	=	Actual Bonus Amount
Luther C. Kissam IV	$1,000,000	x	125%	=	$1,250,000	x	156.4%	x	95%	=	1,857,250
Scott A. Tozier	$560,000	x	75%	=	$420,000	x	156.4	x	100	=	656,880
Karen G. Narwold	$485,000	x	75%	=	$363,750	x	156.4	x	100	=	568,905
Matthew K. Juneau	$427,000	x	75%	=	$320,250	x	156.4	x	100	=	500,871
Donald J. LaBauve, Jr.	$293,429	x	40%	=	$117,372	x	156.4	x	100	=	183,569

Purpose and key features of the Long Term Incentive Plan (LTIP)
We believe it is important to provide a long-term incentive opportunity to our NEOs charged with driving sustainable growth and long-term value creation for Albemarle, further aligning their interests with those of our shareholders. We do this through an annual LTIP grant, in 2017 comprised of PSUs, RSUs and stock options, designed to ensure an equity mix that is performance-based and retentive in nature.
The Committee considers grant values and grant terms from both our Peer Group and survey information when establishing long-term incentives for management. While the Committee generally believes that median values and typical terms are competitive and provide an appropriate balance of opportunity and reward to management without heightened compensation-related risk, the Committee will authorize values above or below the median and different terms where it believes it is in the interest of the Company and its shareholders to do so in light of the factors mentioned above.
Our PSU grant performance measure is relative TSR as compared to our Peer Group for the three-year performance period. The relative TSR performance metric was selected to emphasize the linkage between our pay-for-performance philosophy and our shareholders’ interests, and is intended to focus Company leadership on superior value creation during the three-year performance period and beyond.
The Committee believes that the PSU grant, when viewed in conjunction with annual grants of stock options and RSUs results in an LTIP approach that aligns the pay for performance of our executives with the investment returns experienced by our long-term shareholders. We employ longer vesting period than our peer group median.

	Albemarle	Compensation Peer Group Median
PSUs	Earned PSU grants vest for 50% at the end of the 3-year performance period, with the remaining 50% vesting at the beginning of year four.	Earned PSU grants vest in full after 3 years.
RSUs	RSUs vest for 50% after 3 years, with the remaining 50% vesting after 4 years.	RSUs cliff vest after 3 years.
Stock Options	Stock Options cliff vest after 3 years.	Stock options step-vest over a 3-year period.

PSU results for the 2015-2017 performance period
Payouts under the 2015 PSU grants are earned based on the achievement of a TSR performance relative to the 2015 Peer Group over a three year measurement period. The 2015 Peer Group included all companies in the Dow Jones Chemical Index. Our relative TSR for the period was outstanding with performance at the 100th percentile relative to the 2015 Peer Group. TSR is calculated using the following formula:

The following chart illustrates Total Shareholder Return within our 2015 peer group at the 25th, 50th and 75th percentile. Among the peer group the highest TSR over this period equaled 82.8%. Albemarle's TSR over this period at 137.9% positions it at the 100th percentile relative to the 2015 compensation peer group.

Relative Performance Level	2015-2017 TSR
25th Percentile	7.1%
50th Percentile	31.3%
75th Percentile	54.5%
Albemarle	137.9%
The following table illustrates threshold, target and superior relative performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and superior performance, will be interpolated. The table also includes the relative performance result and the percentage of grants earned as determined by the Committee.

	2015 PSU Grant Metrics
	Threshold	Target	Superior	Metric Result
Percentile performance relative to the 2015 Peer Group	25th	50th	75th	100th
% of Grants Earned	25%	100%	200%	200%
The following table shows the grants approved in February 2015 by the Committee for the NEOs. The table also includes the grant values approved by the Committee in February 2018 after it determined the 2015-2017 relative performance results.

	2015 PSU Grants			2015 Earned PSUs
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
	25%	100%	200%
Luther C. Kissam IV	10,700	42,798	85,596	85,596
Scott A. Tozier	2,408	9,630	19,260	19,260
Karen G. Narwold	1,873	7,490	14,980	14,980
Matthew K. Juneau	1,605	6,420	12,840	12,840
Donald J. LaBauve, Jr.	402	1,606	3,212	3,212

Half of the shares earned vested on February 23, 2018, when the Committee certified performance. The other half will vest on January 1, 2019.
2017 LTIP grants
In February 2017, the Committee approved a total grant value for the NEOs under the LTIP. The values granted to each NEO are set forth below, as well as the approximate percentage apportioned in the form of PSUs, RSUs and Stock Options. Mr. Kissam’s equity grant reflects our emphasis on long-term incentives in our pay mix, with base salary below the median of the peer group, target total cash below peer group median and equity above peer group median for a total direct compensation 1% above the peer group median.

	2017 Grants
	Value Granted	Stock Options	RSUs	PSUs
Luther C. Kissam IV	$4,000,000	25%	25%	50%
Scott A. Tozier	$900,000	25%	25%	50%
Karen G. Narwold	$700,000	25%	25%	50%
Matthew K. Juneau	$600,000	25%	25%	50%
Donald J. LaBauve, Jr.	$150,000	—%	50%	50%
The number of units for the PSUs and RSUs was based on the stock closing price at the grant date. The number of stock options was determined using the Black Scholes value of the options.
PSU Grants
In February 2017, the Committee approved a grant of PSUs, based on the grant date closing stock price, to our NEOs, as follows:

	2017 PSU Grants
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
	25%	100%	200%
Luther C. Kissam IV	5,381	21,522	43,044
Scott A. Tozier	1,346	5,382	10,764
Karen G. Narwold	1,211	4,844	9,688
Matthew K. Juneau	808	3,230	6,460
Donald J. LaBauve, Jr.	202	808	1,616
Consistent with the approach adopted since 2014, the 2017 PSU grant is based on the Company’s TSR relative to the 2017 Peer Group as measured over a three-year performance period.
The following table illustrates threshold, target and superior relative performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target and target and superior performance will be interpolated.
Performance and payout opportunities as shown in the table reflect the dual character of the PSU grant:

•	The grant is performance-based to ensure payout opportunities are aligned with shareholder interests.

•	The grant is also competitive in nature and as such reflects performance and payout opportunities aligned with the Peer Group and the broader market in which we compete for talent.

	2017 PSU Grant Metrics
	Threshold	Target	Superior
Percentile performance relative to the 2017 Peer Group	25th	50th	75th
% of Grants Earned	25%	100%	200%

Half of any shares earned will vest in early 2020 at the time the Committee evaluates the three-year relative TSR performance against the performance of the Company’s 2017 Peer Group. The other half will vest on January 1, 2021.
RSU Grants
In February 2017, the Committee approved RSU awards to our NEOs, as follows:

2017 Restricted Stock Units
Luther C. Kissam IV	10,762
Scott A. Tozier	2,692
Karen G. Narwold	2,422
Matthew K. Juneau	1,616
Donald J. LaBauve, Jr.	808

Half of the RSUs will vest on each of the third and fourth anniversary of the grant date in 2020 and 2021.

Stock Option Grants
In February 2017, the Committee approved a grant of stock options to our NEOs, as follows:

2017 Stock Options
Luther C. Kissam IV	35,740
Scott A. Tozier	8,935
Karen G. Narwold	8,042
Matthew K. Juneau	5,361
Donald J. LaBauve, Jr.	N/A
The options vest on the third anniversary of the grant date and expire ten years from the date of the grant.
Other benefits the Company provides to NEOs
The Company provides NEOs with the same benefits provided to other Albemarle employees, including:

•	Health and dental insurance (Company pays a portion of costs);

•	Basic life insurance;

•	Long-term disability insurance;

•	Participation in the Albemarle Corporation Savings Plan (the “Savings Plan”), including Company matching and defined contribution pension contributions;

•	Participation in the EDCP (see below for definition);

•	Participation in Albemarle Corporation Pension Plan, defined below, for those executives hired prior to 2004 (Messrs. Kissam, Juneau and LaBauve only); and

•	Matching charitable contributions.

Executive Deferred Compensation Plan (“EDCP”)
We maintain a deferred compensation plan that covers executives, including the NEOs, who are limited in how much they can contribute to tax-qualified deferred compensation plans (such as our Savings Plan). We maintain this plan in order to be competitive and because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of cash incentive awards (net of FICA and Medicare taxes due). We also provide for employer contributions in the EDCP to provide executives with the same proportional benefits as are provided to all other employees, but that cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan. The EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year.
Defined Benefit Plan
We previously maintained a traditional tax-qualified defined benefit pension plan ("Pension Plan"), which was fully frozen as of December 31, 2014. In 2004, we implemented a new defined contribution pension benefit in our tax-qualified Savings Plan for all non-represented employees hired on or after April 1, 2004, and limited participation in the "Pension Plan" to then-current participants. Mr. Kissam, Mr. Juneau and Mr. LaBauve joined the Company prior to April 1, 2004, and, as such, participated in the Pension Plan. We also maintain a supplemental executive retirement plan (“SERP”) to provide participants with the difference between (i) the benefits they would actually accrue under the Pension Plan but for the maximum compensation and benefit limitations under the Internal Revenue Code, and (ii) the benefits actually accrued under the Pension Plan, which are subject to the Code’s compensation and benefit limits. Certain provisions of the SERP also permit the Committee to award key executives additional pension credits related to offset reduction in the Pension Plan plan as a mid-career hire. This provision was also limited to then-current participants in 2004 concurrent with the Pension Plan changes. The Company froze accruals in the Pension Plan and SERP effective December 31, 2014.
Beginning on January 1, 2013, all our NEOs, regardless of hire date, participate in the same tax- qualified Savings Plan and EDCP. The new defined contribution plan design has provided all participating employees the opportunity to receive a Company contribution of 11% of their base and bonus earnings for the calendar year if they contribute at least 9% of their base and bonus earnings to the Savings Plan. Such Company contributions go into the tax-qualified Savings Plan up to the compensation and benefit limitations under the Code, and after that are credited to an EDCP account.
Perquisites
Our perquisites are intended to be limited in nature, and are focused in areas directly related to a business purpose, or in helping to foster the health, security and well-being of our senior executives for the benefit of the Company.
When an NEO is required to geographically relocate in order to join the Company, or is asked to relocate due to a change in their work location after joining the Company, we provide them with the same relocation package that is also offered to management and senior professional employees. Certain relocation expenses are grossed-up for taxes, as is the competitive practice within our Peer Group, and more broadly, in the general marketplace.
We also offer limited reimbursement for executive physical exams and financial planning. Our policy is to not provide tax gross-ups on such amounts to NEOs.

Post-termination payments
We believe that providing our executives, including our NEOs, with reasonable severance benefits aligns their interests with shareholders’ interests in the context of potential change in control transactions, and also believe that such benefits help facilitate our recruitment and retention of senior executive talent.
Consistent with this philosophy, we maintain a Severance Pay Plan (“SPP”), which provides severance payments to certain of our employees if we (a) terminate their employment without cause (or request that they relocate and they elect not to do so) after a change in control, or (b) eliminate their position (or a change in our organizational structure has a similar effect) absent a change in control. The SPP provides our NEOs with severance payments only in the absence of a change in control.
Between 2006 and 2017, we entered into severance compensation agreements (and related amendments) with each of our NEOs, providing for severance payments for a change in control-related termination. None of these severance compensation agreements include an excise tax gross-up.
The Committee periodically reviews our post-employment compensation arrangements taking best practices into consideration, and believes that these arrangements are generally consistent with arrangements currently being offered by our Peer Group. The Committee has determined that both the terms and payout levels are appropriate to accomplish our stated objectives. The Committee also considered the non-competition agreement that we would receive from the NEO in exchange for any post-employment termination benefits. Based on these considerations, the Committee believes that such arrangements are appropriate and reasonable.
For additional information with respect to change in control arrangements, please see “Agreements with Executive Officers and Other Potential Payments upon Termination or a Change in Control” on page 39.

ADDITIONAL INFORMATION
We believe this additional information may assist you in better understanding our compensation practices and principles.
Role of the Committee and the CEO
The Committee, consisting entirely of independent Directors, is responsible for executive compensation. As part of the compensation-setting process each year, the Committee meets periodically with the CEO to review a list of corporate performance goals and receives comments from members of the Board of Directors. The CEO recommends to the Committee the compensation amounts for each of our NEOs, other than himself. The Committee has retained an independent compensation consultant, Pearl Meyer, to provide advice on best practices and market developments. The CEO, the Executive Vice President and Chief Administrative Officer, Human Resources staff members and the Committee’s consultant attend Committee meetings and make recommendations regarding plan design and levels of compensation.
While the Committee will ask for advice and recommendations from management and Pearl Meyer, the Committee is responsible for executive compensation and as such:

•	Sets NEO base salaries;

•	Reviews financial and operational goals, performance measures and strategic and operating plans for the Company;

•	Establishes specific goals, objectives and potential awards for the AIP and LTIP;

•	Reviews annual and long-term performance against goals and objectives and approves payment of any incentive earned;

•	Reviews contractual agreements and benefits, including supplemental retirement and any payments that may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs and makes changes as appropriate; and

•	Reviews total compensation to ensure compensation earned by NEOs is fair and reasonable relative to corporate and individual performance.
Total compensation actions, annual and long-term performance goals and objectives, contractual agreements and benefits are discussed with and approved by the Board. The Incentive Plan governing short and long term incentives is approved by the Board and subject to shareholder approval.
Role of Compensation Consultant
The Committee retained Pearl Meyer to provide independent advice to the Committee. Pearl Meyer gathers and analyzes data at the direction of the Committee, advises the Committee on compensation standards and trends, and assists in the development of policies and programs. The Committee directs, approves and evaluates Pearl Meyer’s work in relation to all executive compensation matters. The Committee considers Pearl Meyer to be independent from our management pursuant to the U.S. Securities and Exchange Commission standards. Please see “Independence of the Executive Compensation Consultant” on page 52.
The Committee regularly meets with Pearl Meyer without management present. Pearl Meyer participates in Committee meetings throughout the year, reviews materials in advance, consults with the Chairperson of the Committee, provides to the Committee data on market trends and compensation design, assesses recommendations for base salary and annual incentive awards for our NEOs and periodically meets with management. Pearl Meyer may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee. In 2017, Pearl Meyer did not provide consulting advice to management outside the scope of executive compensation. The Committee does not delegate authority to Pearl Meyer.
Deductibility of Compensation
In determining the total compensation of each NEO, the Committee considers the tax deductibility of compensation. The Committee believes it is in our best interest and that of our shareholders to provide compensation that is tax deductible by the Company. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deductible compensation is provided to reward executives consistent with our compensation philosophy for each compensation element.
Clawbacks
In 2017 we adopted a Compensation Recoupment and Forfeiture Policy under the 2017 Incentive Plan. In the event misconduct by any employee results in a financial restatement (all as more specifically defined in the policy), the policy requires that our Chief Executive Officer and Chief Financial Officer reimburse us for (i) the gross amount of any bonus or other incentive-based or equity-based compensation received by such officer from the Company during the 12-month period following the date the document requiring the financial restatement was first publicly issued or filed (whichever occurs first) with the SEC, and (ii) any profits realized from the sale of securities of the Company during such 12-month period. The policy further requires any employee who engaged in such misconduct to reimburse the Company the same amounts set forth in (i) and (ii) above applicable to that employee, and requires any such employee whose employment is terminated for cause to forfeit all unpaid cash-based incentive compensation under our incentive plan (whether or not accrued and/or payable at such time) and all unvested equity-based awards (whether or not earned at such time), in each case as of the date such employee is notified of termination of his or her employment for cause (as defined under the policy).
In addition, in our Form 10-K for the year ended December 31, 2017, we disclosed that based on an internal investigation, we voluntarily self-reported potential issues relating to the use of third party sales representatives in our Refining Solutions business to the U.S. Department of Justice (the "DOJ") and the SEC and that we intended to cooperate with the DOJ and the SEC in their review of these matters. Our Board of Directors determined, as a prudent governance measure while the investigation is pending, to condition payment of each NEO’s cash incentive bonus for the fiscal year 2017 (the “2017 cash incentive”) on each NEO executing a clawback agreement applicable to the 2017 cash incentive. Accordingly, on February 26, 2018, the Company entered into a clawback agreement with each of our NEOs. The clawback agreements supplement the Company’s existing policy described above and provide that each NEO's 2017 cash incentive is subject to clawback by the Company in the event that the Committee determines that, with respect to the Company’s internal investigation or the government’s review of these matters following such self-report, the NEO: (1) engaged in unlawful conduct or misconduct; (2) failed to cooperate in any related investigation; (3) violated the Company’s Code of Conduct or any other Company policy; or (4) failed to exercise appropriate supervision or oversight.

EXECUTIVE COMPENSATION COMMITTEE REPORT
The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.
EXECUTIVE COMPENSATION COMMITTEE

J. Kent Masters, Chair
Barry W. Perry
Harriett Tee Taggart
Alejandro D. Wolff

March 28, 2018

COMPENSATION OF EXECUTIVE OFFICERS
Total Compensation of Our Named Executive Officers
The following table presents information for the fiscal years ended December 31, 2017, 2016 and 2015 relating to total compensation of our CEO, CFO, and the three other highest paid executive officers (the “NEOs”).
SUMMARY COMPENSATION TABLE

Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings(4)	All Other Compensation (5)	Total
Luther C. Kissam IV	2017	$970,500	$—	$3,465,777	$1,000,005	$1,857,250	$857,015	$346,188	$8,496,735
Chairman, President and Chief Executive Officer	2016	871,500	—	3,695,834	1,000,008	1,682,415	595,260	589,133	8,434,150
	2015	830,000	—	2,368,441	1,600,015	850,000	(582,528)	196,094	5,262,022
Scott A. Tozier	2017	546,250	—	866,753	250,001	656,880	—	149,673	2,469,557
Executive Vice President, Chief Financial Officer	2016	505,000	—	831,705	225,001	700,000	—	215,035	2,476,741
	2015	500,000	—	532,924	360,022	330,000	—	143,728	1,866,674
Karen G. Narwold	2017	478,750	—	780,029	225,015	568,905	—	129,442	2,182,141
Executive Vice President, Chief Administrative Officer and Corporate Secretary	2016	455,000	—	1,123,254	175,006	650,000	—	1,316,665	3,719,925
	2015	435,000	—	414,497	280,033	320,000	—	127,690	1,577,220
Matthew K. Juneau	2017	424,000	—	520,216	150,001	500,871	250,840	109,616	1,955,544
Executive Vice President, Corporate Strategy and Investor Relations	2016	411,250	—	554,532	150,000	620,000	172,700	117,155	2,025,637
	2015	396,250	—	355,283	240,014	410,000	(398,098)	79,513	1,082,962
Donald J. LaBauve, Jr.	2017	291,501	—	166,149	—	183,569	108,531	55,213	804,963
Vice President, Corporate Controller and Chief Accounting Officer	2016	279,896	—	173,890	—	174,400	63,917	86,518	778,621
___________________________________________________

(1) Salary amounts include cash compensation earned by each named executive officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the Savings Plan and/or deferred at the election of the named executive officer into the EDCP. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2017, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” on page 38. No salary amounts or other compensation are reported for Mr. LaBauve for 2015 because he was not a named executive officer for that year.
(2) The amount represents the aggregate grant date fair value of stock or option awards recognized in the fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. For more information on the assumptions for these awards, please see Note 18 to our Consolidated Financial Statements filed on Form 10-K for the year ended December 31, 2017. Information on individual equity awards granted to each of the named executive officers in fiscal year 2017 is set forth in the section entitled “Grants of Plan-Based Awards” on page 30.
(3) Amounts for fiscal year 2017 include performance unit awards with a performance measure of Total Shareholder Return calculated at 100% of Target level, assuming a fair value per share of $116.4300 using the Monte Carlo valuation method. The maximum payable for Superior level performance on our 2017 PSU award is 200% of Target level. The aggregate grant date fair value at the Superior level of 200% for each of the named executive officers is: Mr. Kissam $5,011,613; Mr. Tozier $1,253,253; Ms. Narwold $1,127,974; Mr. Juneau $752,138; and Mr. LaBauve $188,151. Also includes 2017 Restricted Stock Units assuming a fair value price per share of $92.93 with an aggregate grant date fair value for Mr. Kissam $959,970; Mr. Tozier $240,126; Ms. Narwold $216,042; Mr. Juneau $144,148; and Mr. LaBauve $72,074.
(4) Includes the actuarial increases in the present values of the named executive officers’ benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Messrs. Kissam and Juneau had, respectively, a loss of $582,528 and $398,098 in 2015.

For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 15 to our Consolidated Financial Statements beginning on page 86 of the 2017 Annual Report.
(5) All other compensation amounts reported for 2017 include:

All Other Compensation
Name	Company Contribution to Albemarle 401K Plan	Company Contributions to Defined Retirement Benefit in Savings Plan	Company Contributions to Nonqualified Deferred Compensation Plan	Executive Physical Exam	Other(1)	Total
Luther C. Kissam IV	13,050	13,500	286,091	3,300	30,247	346,188
Scott A. Tozier	13,050	13,500	106,228	2,500	14,395	149,673
Karen G. Narwold	13,050	13,500	88,575	2,500	11,817	129,442
Matthew K. Juneau	13,050	13,500	66,566	2,500	14,000	109,616
Donald J. LaBauve, Jr.	13,050	13,500	24,919	2,500	2,455	56,424
___________________________________________________

(1)
Includes the following: personal financial consulting expenses paid by the Company on behalf of each named executive officer other than Mr. LaBauve; annual credit card fees for Messrs. Kissam and Tozier and Ms. Narwold; and personal use of Company aircraft for Messrs. Kissam and LaBauve. The aircraft fees are calculated based on a cost per hour that reflects the incremental cost to the company for operating the aircraft.

Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Executive Compensation Committee considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all employee, including non-executive, compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to the Company. At the Committee’s direction, our Executive Vice President, Chief Administrative Officer and Corporate Secretary and her staff, together with our Chief Risk and Compliance Officer and a member of our internal audit team, conducted a risk assessment of our compensation programs. This assessment included, but was not limited to, evaluation of each compensation program based on the following categories: (i) performance measures, (ii) funding, (iii) performance period, (iv) pay mix, (v) goal setting and leverage, and (vi) controls and processes.
The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk-taking. The Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Committee considered the attributes of our programs, including:

•	The balance between annual and long-term performance opportunities;

•	Alignment of our programs with business strategies focused on long-term growth and sustained shareholder value;

•	Dependence upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results;

•	The corporate goals include both financial and stewardship metrics (safety and environment) and have pre-established Threshold, Target and Maximum award limits;

•	The Executive Compensation Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	Stock ownership guidelines that are reasonable and align executives’ interests with those of our shareholders; and

•	Forfeiture and recoupment policy provisions in the Plan for cash and equity awards.

Grants of Plan-Based Awards
The Albemarle Corporation 2008 Incentive Plan, as amended in 2010 (the "Plan"), served as the core program for the performance-based compensation components of our named executive officers’ total compensation. All incentive awards for our NEOs in 2017 were made under the Plan. In May 2017, our shareholders approved the The Albemarle Corporation 2017 Incentive Plan, which replaced the Plan and defines the incentive arrangements for eligible participants beginning in May 2017 and:

•
Authorizes the granting of annual and long-term cash incentive awards, stock options, stock appreciation rights, performance shares, restricted stock, RSUs and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Executive Compensation Committee;

•	Provides for the enumeration of the business criteria on which performance goals are to be based; and

•	Establishes the maximum share grants or awards (or, in the case of cash incentive awards, the maximum compensation) that can be paid to a participant under the Plan.
With the exception of significant promotions and new executive hires, grants generally are made at the first meeting of the Executive Compensation Committee each year following the availability of the financial results for the prior year. Awards to our named executive officers were made on February 24, 2017, for the 2017 LTIP. These awards consisted of stock options, PSUs and RSUs.

•
The awards of PSUs vest 50% at the time the Executive Compensation Committee determines the performance relative to the goals after the end of the three-year performance period, and the remaining 50% vests on the following January 1.

•	The 2017 stock options fully vest on the third anniversary of the grant date.

•	The 2017 award of RSUs will vest 50% on the third anniversary of the grant date, while the remaining 50% will vest on the fourth anniversary of the grant date.
Effective for tax years beginning after December 31, 2017, U.S. tax law changes will expand the definition of covered employees under Section 162(m) to include, among others, the Chief Financial Officer, and eliminate the performance-based compensation exception beginning in 2018. At this time, it is not certain that our performance-based compensation for periods prior to 2018 will qualify for an exemption from the deduction limit under transition relief applicable to arrangements in place as of November 2, 2017.
The Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy, and will consider the tax law changes. The Committee reviews each material element of compensation on a continuing basis to determine whether deductibility can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

For additional information with respect to these awards, please see “Compensation Discussion and Analysis” beginning on page 7.
The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2017.
GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards (1)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Base Price per Option Award(4)	Grant Date Aggregate Fair Value of Stock and Option Awards(2)(3) $

		Threshold	Target	Max	Threshold # of Shares	Target # of Shares	Max # of Shares
Luther C. Kissam IV		$0	$1,250,000	$2,500,000
	2/24/2017								35,740	92.93	$1,000,005
	2/24/2017							10,762			$959,970
	2/24/2017				5,381	21,522	43,044				$2,505,806
Scott A. Tozier		$0	$420,000	$840,000
	2/24/2017								8,935	92.93	$250,001
	2/24/2017							2,692			$240,126
	2/24/2017				1,346	5,382	10,764				$626,626
Karen G. Narwold		$0	$363,750	$727,500
	2/24/2017								8,042	92.93	$225,015
	2/24/2017							2,422			$216,042
	2/24/2017				1,211	4,844	9,688				$563,987
Matthew K. Juneau		$0	$320,250	$640,500
	2/24/2017								5,361	92.93	$150,001
	2/24/2017							1,616			$144,147
	2/24/2017				808	3,230	6,460				$376,069
Donald J. LaBauve, Jr.		$0	$117,372	$234,743
	2/24/2017							808			$72,074
	2/24/2017				202	808	1,616				$94,075
___________________________________________________

1	For additional information with respect to the plan-based awards, please see “Compensation Discussion and Analysis” beginning on page 7.

2
Reflects the full grant date fair market value of the PSU award made February 24, 2017, with a performance measure of TSR calculated at 100% of Target level that vests 50% in 2020 and 50% in 2021 if the performance metrics are met. Assumes a fair value per share of $116.43 using the Monte Carlo valuation method.

3
Reflects the full grant date fair market values of the RSU award made February 24, 2017. The restricted stock units will vest in equal increments on the third and fourth anniversaries of the grant date.

4
On February 24, 2017, the Executive Compensation Committee approved grants of 35,740, 8,935, 8,042, and 5,361 options to Mr. Kissam, Mr. Tozier, Ms. Narwold, and Mr. Juneau, respectively, under the Plan. Assumes a fair value per share of $27.98 under the Black Scholes fair value model. The exercise price of each stock option is $92.93, which represents the closing price of our Common Stock as of the date of the grants. The options will cliff vest on the third anniversary of the date of grant, or February 24, 2020. The expiration date of the options is February 23, 2027, ten years from date of grant. If the individual terminates employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. However, if the individual retires, becomes disabled, dies, or is terminated by the company without cause, then the individual will become vested in a pro-rata portion of the stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table presents information concerning the number and value of unexercised options, non-vested stock (including restricted stock, restricted stock units or performance units) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2017.

		Option Awards				Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#)Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Luther C. Kissam IV
3/12/2010	OPTION	36,000		$41.94	3/11/2020
1/31/2011	OPTION	40,000		$56.16	1/30/2021
2/24/2012	OPTION	59,000		$66.14	2/23/2022
2/22/2013	OPTION	54,927	27,463	$65.00	2/21/2023
2/24/2014	OPTION	27,267	54,534	$63.84	2/23/2024
2/24/2015	OPTION		99,195	$56.08	2/23/2025
2/26/2016	OPTION		62,267	$56.56	2/25/2026
2/24/2017	OPTION		35,740	$92.93	2/23/2027
2/26/2016	RSU					17,682	$2,261,351	[4]
2/24/2017	RSU					10,762	$1,376,352	[6]
2/24/2014	PSU								37,594	[7]	$4,807,897
2/24/2015	PSU								42,798	[8]	$5,473,436
2/26/2016	PSU								35,361	[9]	$4,522,318
2/24/2017	PSU								21,522	[10]	$2,752,448
Scott A. Tozier
2/24/2012	OPTION	14,500		$66.14	2/23/2022
2/22/2013	OPTION	10,986	5,492	$65.00	2/21/2023
2/24/2014	OPTION	6,135	12,270	$63.84	2/23/2024
2/24/2015	OPTION		22,320	$56.08	2/23/2025
2/26/2016	OPTION		14,010	$56.56	2/25/2026
2/24/2017	OPTION		8,935	$92.93	2/23/2027
2/26/2016	RSU					3,980	$509,002	[4]
2/24/2017	RSU					2,692	$344,280	[6]
2/24/2014	PSU								8,460	[7]	$1,081,949
2/24/2015	PSU								9,630	[8]	$1,231,581
2/26/2016	PSU								7,957	[9]	$1,017,621
2/24/2017	PSU								5,382	[10]	$688,304
Karen G. Narwold
2/24/2012	OPTION	12,500		$66.14	2/23/2022
2/22/2013	OPTION	8,240	4,119	$65.00	2/21/2023
2/24/2014	OPTION	4,090	8,180	$63.84	2/23/2024
2/24/2015	OPTION		17,361	$56.08	2/23/2025
2/26/2016	OPTION		10,897	$56.56	2/25/2026
2/24/2017	OPTION		8,042	$92.93	2/23/2027
2/26/2016	RSU					3,096	$395,947	[4]
5/12/2016	RSU					6,591	$842,923	[5]
2/24/2017	RSU					2,422	$309,750	[6]
2/24/2014	PSU								5,640	[7]	$721,300
2/24/2015	PSU								7,490	[8]	$957,896
2/26/2016	PSU								6,189	[9]	$791,511
2/24/2017	PSU								4,844	[10]	$619,499

		Option Awards				Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#)Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Matthew K. Juneau
1/31/2011	OPTION	10,400		$56.16	1/30/2021
2/24/2012	OPTION	9,700		$66.14	2/23/2022
2/22/2013	OPTION	6,866	3,433	$65.00	2/21/2023
2/24/2014	OPTION	4,090	8,180	$63.84	2/23/2024
2/24/2015	OPTION		14,880	$56.08	2/23/2025
2/26/2016	OPTION		9,340	$56.56	2/25/2026
2/24/2017	OPTION		5,361	$92.93	2/23/2027
2/26/2016	RSU					2,654	$339,420	[4]
2/24/2017	RSU					1,616	$206,670	[6]
2/24/2014	PSU								5,640	[7]	$721,300
2/24/2015	PSU								6,420	[8]	$821,053
2/26/2016	PSU								5,305	[9]	$678,456
2/24/2017	PSU								3,230	[10]	$413,084
Donald J. LaBauve, Jr.
3/12/2010	OPTION	1,000		$41.94	3/11/2020
1/31/2011	OPTION	1,866		$56.16	1/30/2021
2/24/2012	OPTION	2,300		$66.14	2/23/2022
2/22/2013	OPTION	2,060	1,030	$65.00	2/21/2023
2/24/2014	OPTION	1,023	2,046	$63.84	2/23/2024
2/24/2015	OPTION		3,720	$56.08	2/23/2025
5/8/2015	RSU					2,375	$303,739	[3]
2/26/2016	RSU					1,328	$169,840	[4]
2/24/2017	RSU					808	$103,335	[6]
2/24/2014	PSU								1,410	[7]	$180,325
2/24/2015	PSU								1,606	[8]	$205,391
2/26/2016	PSU								1,327	[9]	$169,710
2/24/2017	PSU								808	[10]	$103,335
___________________________________________________

(1)	The vesting dates for the stock options outstanding are as follows per option grant date:

Grant Date	Vesting Schedule
3/12/2010	Vested in three equal increments on the first, second and third anniversaries of the grant date, or March 12, 2011, 2012 and 2013
9/13/2010	Cliff vested on third anniversary of the grant date, or September 13, 2013
1/31/2011
Vested in three equal increments on the first, second and third anniversaries of the grant date, or January 31, 2012, 2013 and 2014 (except for Mr. Tozier’s stock option award, which cliff vested on third anniversary of  grant date, or January 31, 2014)

2/24/2012	Vested in three equal increments on the first, second and third anniversaries of the grant date, or February 24, 2013, 2014 and 2015
2/22/2013	Vests in three equal increments on the third, fourth and fifth anniversaries of the grant date, or February 22, 2016, 2017 and 2018
2/24/2014	Vests in three equal increments on the third, fourth and fifth anniversaries of the grant date, or February 24, 2017, 2018 and 2019
2/24/2015	Vests in three equal increments on the third, fourth and fifth anniversaries of the grant date, or February 24, 2018, 2019 and 2020
2/26/2016	Cliff vests on the third anniversary of the grant date, or February 26, 2019
2/24/2017	Cliff vests on the third anniversary of the grant date, or February 24, 2020

(2)	Based on the closing price per share of Common Stock on December 29, 2017, which was $127.89.

(3)
Reflects a RSU award granted in 2015 that cliff vests on the third anniversary date of the grant, May 8, 2018. The RSU award converts 1-for-1 into shares of our Common Stock upon vesting. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(4)	Reflects a RSU award granted in 2016 that will vest 50% in 2019 with the remaining 50% vesting in 2020. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(5)
Reflects a RSU award granted in 2016 that cliff vests on the third anniversary date of the grant, May 12, 2019. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(6)	Reflects a RSU award granted in 2017 that will vest 50% in 2020 with the remaining 50% vesting in 2021. For further information on the RSU awards, please see “Compensation Discussion and Analysis.”

(7)
Reflects a PSU award granted in 2014 that vested 50% in 2017 with the remaining 50% having vested on January 1, 2018. Assumes 100% vesting of the award at the earned amount of 200% Superior level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

(8)
Reflects a PSU award granted in 2015 that if earned will vest 50% in 2018 with the remaining 50% vesting on January 1, 2019. Assumes 100% vesting of the award at a 100% Target level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

(9)
Reflects a PSU award granted in 2016 that if earned will vest 50% in 2019 with the remaining 50% vesting on January 1, 2020. Assumes 100% vesting of the award at a 100% Target level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

(10)
Reflects a PSU award granted in 2017 that if earned will vest 50% in 2020 with the remaining 50% vesting on January 1, 2021. Assumes 100% vesting of the award at a 100% Target level. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

Option Exercises and Stock Vested
The following table presents information concerning the exercise of stock options and the vesting of stock (including restricted stock, restricted stock units or performance units) for the named executive officers during the fiscal year ended December 31, 2017.
OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Luther C. Kissam IV				16,291	$1,402,329	(5)
				37,594	$3,493,610	(6)
	50,000	$4,381,740	(1)
Scott A. Tozier				3,259	$280,535	(5)
				8,460	$786,188	(6)
	25,000	$1,349,148	(2)
Karen G. Narwold				2,444	$210,379	(5)
				5,640	$524,125	(6)
	11,500	$687,573	(3)
	20,000	$1,320,546	(4)
Matthew K. Juneau				2,444	$210,380	(5)
				5,640	$524,125	(6)
Donald J. LaBauve, Jr.				611	$52,595	(5)
				1,410	$131,031	(6)
___________________________________________________

(1)	On July 7, 2017, Mr. Kissam exercised and sold options for 50,000 shares of Common Stock at a grant price of $22.45 and a sale price of $110.084764.

(2)	On July 7 2017, Mr. Tozier exercised and sold options for 25,000 shares of Common Stock at a grant price of $56.16 and a sale price of $110.125881.

(3)	On June 19, 2017, Ms. Narwold exercised and sold options for 20,000 shares of Common Stock at a grant price of $42.13 and a sale price of $108.157339.

(4)	On August 23, 2017, Ms. Narwold exercised and sold options for 11,500 shares of Common Stock at a grant price of $56.16 and a sale price of $115.949000.

(5)
A PSU award granted in 2014 vested on January 1, 2017. The value realized on vesting was calculated using a value of $86.08 per share, which was the closing price of our Common Stock on the New York Stock Exchange (“NYSE”) on December 31, 2016.

(6)
A PSU award granted in 2015 vested on February 24, 2017. The value realized on vesting was calculated using a value of $92.93 per share, which was the closing price of our Common Stock on the NYSE on February 24, 2017. This represents 50% of the award. The remaining 50% vested on January 1, 2018.

Retirement Benefits
Pension Benefits Table
In 2004, we implemented a new defined contribution retirement pension benefit (“DCPB”) in the Savings Plan for all non-represented employees hired on or after April 1, 2004. Non-represented employees hired prior to that date continued to participate in our Pension Plan.
On October 1, 2012, the Board of Directors approved an amendment to our retirement plans to freeze accrued benefits in the Pension Plan and SERP effective December 31, 2014, and to provide for non-represented employees hired before April 1, 2004 who are participants in the Pension Plan to (i) become eligible for the DCPB in the Savings Plan effective January 1, 2013, and (ii) receive a one-time employer discretionary contribution in the Savings Plan in December 2012. In addition, the Board of Directors authorized application of a higher benefit formula for calculating accrued benefits in 2013 and 2014 only, as well as including an offset factor that would be applied to accrued benefits earned in 2013 and 2014.
The following table presents information concerning the Pension Plan and the SERP. The Pension Plan provides for payments or other benefits to our named executive officers at, following, or in connection with retirement. To the extent benefits under the Pension Plan exceed limits imposed under applicable provisions of the Code, they will be paid under the SERP.

Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	(2)(4)	Payments During Last Fiscal Year
Luther C. Kissam IV	Pension Plan	11.3325	(1)	445,508		—
	SERP (3)	11.2500	(1)	7,471,340		—
Scott A. Tozier	Pension Plan	N/A		N/A		N/A
	SERP	N/A		N/A		N/A
Karen G. Narwold	Pension Plan	N/A		N/A		N/A
	SERP	N/A		N/A		N/A
Matthew K. Juneau	Pension Plan	32.6650		1,548,020		—
	SERP(3)	32.6650		1,154,290		—
Donald J. LaBauve, Jr.	Pension Plan	24.3333		891,496		—
	SERP(3)	24.3333		45,020		—

(1)
The differences in service between the qualified Pension Plan and the SERP are generally due to rounding differences. The qualified plan bases credited service on hours worked during the year, whereas the SERP special 4% pension benefit bases credited service on the completed years and months of employment. Credited Service for both plans froze as of 12/31/2014.

(2)
For the qualified Pension Plan, pension earnings are limited by the 401(a)(17) pay limit. A temporary supplemental early retirement allowance of $5 per month per year of service is payable from the Pension Plan for participants who retire at age 60 with at least 15 years of service. SERP pay for the special 4% benefit includes 100% of cash incentive bonuses paid during the year.

(3)	The named individuals are vested in their SERP benefits.

(4)
The present value of accumulated benefits including supplements, if any, is based on the actuarial present value of benefits payable at age 60, the earliest age at which unreduced benefits are payable. The following assumptions were used to determine the above present values:

a.     Discount rates of 4.71%, 4.48%, and 4.04% as of December 31, 2015, 2016 and 2017, respectively;
b.     Payment form of a life annuity with a 60-month guarantee of payments from the qualified Pension Plan, and a lump sum from the SERP; and

c.     Mortality based on the RP2014 (revised in 2015) healthy annuitants with MP2016 generational projection scales and RP2014 (revised in 2015) healthy annuitants with MP2017 generational projection scales, respectively.
The benefit formula under the Pension Plan is based on the participant’s final average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive awards paid in any fiscal year) during the ten consecutive calendar years immediately preceding the date of determination. Benefits under the Pension Plan are computed on the basis of a life annuity with 60 months of guaranteed payments. The benefits listed in the above compensation table (other than short service benefits under the SERP) are not subject to deduction for Social Security or other offset payments.
Supplemental Executive Retirement Plan
The SERP is a nonqualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the qualified Pension Plan but for the maximum benefit and compensation limitations under the qualified plan and deferrals of their compensation under our EDCP, and the benefits they actually accrue under the qualified Pension Plan. SERP benefits are paid in a lump sum on the later of (i) age 55 (65 if the employee has not completed at least ten years of service with us) and (ii) the employee’s separation from service (except that for key employees, as defined under relevant law, not earlier than six months after the employee’s separation from service).
All benefits under the SERP will be immediately paid (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service) if, within 24 months following a change in control, a participant’s employment is terminated.
The SERP is administered by our Employee Relations Committee, which consists of employees appointed by the CEO and the Executive Vice President and Chief Administrative Officer. The Board or the Executive Compensation Committee of the Board may generally amend or terminate the SERP at any time. Certain amendments to the SERP may also be approved by the Employee Relations Committee.
In 2005, we amended and restated the SERP. Some of the amendments to the SERP were made to ensure compliance with Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004 (“Code Section 409A”), which imposes restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the SERP. In 2012, the Board of Directors further amended the SERP (i) to remove the current provisions for freezing Final Average Compensation (as defined in the SERP) on and after December 31, 2012, and (ii) to freeze all benefits under the SERP as of December 31, 2014, which is consistent with the changes under our qualified Pension Plan.
In addition to the retirement benefits provided under the Pension Plan and the SERP, which are reflected in the table above, certain key employees may be granted special pension benefits equal to 4% of the employee’s average pay over the highest three consecutive years of service before the determination date, multiplied by the number of years of service up to 15 years, net of certain other benefits (including amounts received under the qualified and nonqualified plans). These benefits vest only after the employee has completed five years of service with us and are paid on the later of (i) age 55 (65 if the employee has not completed at least ten years of service with us) and (ii) the employee’s separation from service (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service). All such benefits shall be paid in one lump sum payment. These benefits have been granted to Mr. Kissam.

Nonqualified Deferred Compensation
Executive Deferred Compensation Plan. Company contributions that cannot be made under our qualified Savings Plan because of limitations under the Code are credited under the EDCP. In addition to these Savings Plan’s make-up contributions, an EDCP participant may elect to defer up to 50% of base salary and/or 100% of each cash incentive award paid in a year (net of FICA and Medicare taxes due). Such amounts are deferred and will be paid at specified payment dates or upon retirement or other termination of employment. The EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year.
Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the Plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.
The EDCP is administered by our Employee Relations Committee, which consists of employees appointed by the CEO and the Executive Vice President and Chief Administrative Officer. The Executive Compensation Committee of the Board may generally amend or terminate the EDCP at any time. Certain amendments to the EDCP may also be approved by the Employee Relations Committee.
The following table presents information concerning our named executive officers’ benefits under the EDCP.
NONQUALIFIED DEFERRED COMPENSATION(1)

Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(2)	Net Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Luther C. Kissam IV	$—	$260,687	$276,069	$—	827,951
Scott A. Tozier	—	107,971	78,193	—	315,823
Karen G. Narwold	—	95,390	48,949	—	237,326
Matthew K. Juneau	109,852	86,333	157,299	—	736,002
Donald J. LaBauve, Jr.	—	23,354	5,889	—	52,703
___________________________________________________

(1)	Amounts reflected are based on activities recorded by Merrill Lynch, the plan’s administrator, as of December 31, 2017.

(2)	All amounts are reported as compensation to the named executive officers in the Summary Compensation Table.

(3)	Amounts reflected are based on aggregate earnings and gain/loss in last FY.

(4
)Ending balances include Saving Plan’s make-up contributions and Company contributions on deferred base salary and/or cash incentive awards of the following amounts: Mr. Kissam: $143,625; Mr. Tozier: $60,325; Ms. Narwold: $53,463; Mr. Juneau: $48,523 and Mr. LaBauve: $14,170.

(5)
Executive contributions included in aggregate balance that are reported as compensation to the named executive officers in the Summary Compensation Table in 2015, 2016 and 2017 are as follows: Mr. Juneau: $109,852 (2017), $79,562 (2016) and $43,521 (2015).

Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control
Severance Pay Plan
We adopted our Severance Pay Plan (“SPP”) in December 2006 and amended the SPP in 2008. For our named executive officers, the SPP provides for severance payments if we terminate their employment without cause because the individual’s position is eliminated or the organizational structure of the Company is changed which results in a redesign of work process and responsibilities affecting at least two individuals. In addition to offering outplacement assistance benefits for one year, the SPP provides for severance payments to our named executive officers, consisting of (other than for Mr. Kissam) the sum of (x) one year of base salary in effect at the termination time, and (y) the employee’s target cash incentive award for the most recent year in which the employee participated in an annual bonus program. Mr. Kissam is eligible to receive 1.5 times the amount of his annual base salary in effect at the termination time plus 1.5 times his target cash bonus for the year in which the termination takes place (or the most recent year he participated in an annual bonus program if he is not participating in the year of the termination).
Under the SPP, Mr. Kissam is also eligible to receive the benefits described above in the event of a termination pursuant to a “good reason for resignation,” as defined in the SPP. The SPP defines “good reason for resignation” as (a) a material diminution in base compensation, authority, duties, responsibilities or the budget over which the officer retains authority, (b) a material change in the geographic location at which services must be performed, or (c) any other action or inaction that constitutes our material breach of any written employment arrangement between us and the officer.
Our named executive officers (each of whom, other than Mr. LaBauve, is a party to a severance compensation agreement as described below, but not an employment agreement) are eligible to receive payments under the SPP only if a change in control has not occurred. If their employment is terminated in the event of a change of control, they are only eligible to receive severance payments under their severance compensation agreements (described below), but not the SPP.
For Mr. LaBauve, who does not have a severance compensation agreement, the following benefits would be payable under the SPP if, within two years after a change in control, the Company terminates his employment without cause or he elects to not relocate pursuant to the Company’s relocation policy in the event his office is relocated: one year of outplacement assistance benefits and a lump sum payment equal to the sum of (i) the greater of his base salary immediately prior to his termination of employment or prior to the change in control, and (ii) the greater of his actual cash bonus for the year preceding the date on which the change in control occurs or his target bonus for the year of the change in control.
The SPP term is indefinite and may be amended or terminated at any time in the absence of a change in control. The SPP expires two years after any change in control, and after a change in control, an employee’s consent is required for an amendment or termination to be effective as to such employee. The term “change in control” has substantially the same meaning in the SPP and the severance compensation agreements described below.
Assuming the triggering event took place on December 31, 2017, each named executive officer would receive the following estimated payments and benefits under the SPP:

Estimated Payments and Benefits under the SPP
	Estimated SPP Payments	Estimated Payments
Name	Pre-Change in Control	Post-Change in Control (1)
Luther C. Kissam IV	$3,375,000	—
Scott A. Tozier	$980,000	—
Karen G. Narwold	$849,000	—
Matthew K. Juneau	$747,000	—
Donald J. LaBauve, Jr.	$411,000	411,000
___________________________________________________

(1)	Post-change in control payments for executives other than Mr. LaBauve are provided only under the individual severance compensation agreements described below.
Severance Compensation Agreements
We have severance compensation agreements in place for our named executive officers (other than Mr. LaBauve). Our severance compensation agreements provide that if we terminate an executive’s employment other than for “cause” or the executive resigns due to a “good reason for resignation” on or before the second anniversary of a “change in control” (as such terms are defined in the agreements), or if the executive dies after we execute a definitive agreement that results in a change in control, the executive will be entitled to (i) base salary and vacation pay accrued through the termination date for the year in which the termination occurs, (ii) his or her annual cash incentive award accrued through the termination date, (iii) the elimination of certain offsets for short service benefits under our supplemental executive retirement plan (“SERP”), as applicable, (iv) continued Company-paid medical, dental, and vision insurance, as applicable, for 18 months (24 months for Mr. Kissam), (v) financial and outplacement counseling benefits, (vi) relocation benefits, as per the Company’s U.S. Domestic Executive Relocation Policy, but only for the executive to return to the state he or she relocated from within two years prior to the change in control, (vii) the lump sum severance payment described below, and (viii) special treatment of outstanding awards granted under our incentive plans in accordance with the terms of the notices granting such awards. None of our named executive officers are entitled to excise tax gross-ups for change in control payments.
In the event of a change in control and termination of employment as referenced above, the lump sum severance payment referenced in clause (vii) above consists of two times the sum of (a) the executive’s annual base salary immediately prior to termination or immediately before the change in control (whichever is greater) and (b) the executive’s target cash incentive award in place immediately before the termination date or immediately before the change in control (whichever is greater), except that for Mr. Kissam it is his target cash incentive award for the year in which the change in control occurs or his actual annual cash incentive award for the year preceding the change in control date (whichever is greater). The severance payment will be reduced dollar for dollar by the amount of the non-competition payment described below. If excise taxes would be levied against the amounts payable under the severance compensation agreements for the named executive officers, then the payments will be reduced so that excise taxes will not apply.
With respect to the impact of a change in control, equity awards issued prior to Jan 1, 2017 are treated differently than awards granted after Jan 1, 2017. For awards granted prior to January 1, 2017, accelerated vesting of time-based awards will apply, and performance awards will be treated as earned at 100% of target, regardless of whether the executive’s employment also terminates in connection with the change in control or whether the Company remains publicly traded. For awards granted after January 1, 2017, the award agreements provide that if a replacement award is issued or the award continues because the Company remains publicly traded after the change in control, there is no special treatment of the awards unless an executive is involuntarily terminated without “cause” or voluntarily terminates for “good reason” (as defined in the award agreements) within two years after the change in control, in which event accelerated vesting of time-based awards will occur. For performance awards granted after January 1, 2017, if the Company is no longer publicly traded, awards will be immediately earned and payable on a pro-rata basis at the higher of target or actual performance as of the change in control.
The following table illustrates the difference in Change in Control impact on awards granted prior and after Jan 1, 2017.

	Situation	RSUs	Options	PSUs
Awards Granted prior to January 1, 2017	All CIC events	Full and accelerated vesting upon CIC	Full and accelerated vesting upon CIC	Full and accelerated vesting at target unless performance period has been completed

Awards Granted after January 1, 2017	1. CIC + Termination of Employment (including good reason for resignation)	Full and accelerated vesting upon CIC + Termination of Employment	Full and accelerated vesting upon CIC + Termination of Employment	Prorated and accelerated vesting at higher of actual or target upon CIC + termination
2. CIC + Continuation of Employment and Albemarle is no longer publicly traded
• Replace with an award with the same value but allows for full and accelerated vesting if not converted to the same value and conditions.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting occurs.
Prorated vesting based on higher of actual or target performance upon CIC.
2. CIC + Continuation of Employment and Albemarle continues to be traded
• No change to the existing vesting schedule.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting of time based equity occurs. PSUs will vest prorated based on the higher of actual or target performance.

Each severance compensation agreement provides that if the executive’s employment is terminated by reason of death, the executive’s benefits will be determined in accordance with the Company’s benefits and insurance programs then in effect, except that if the death occurs after the execution of a definitive agreement which results in a change in control, then the executive’s beneficiary will be entitled to the benefits under the severance compensation agreement as if the Company issued the executive a notice of termination 30 days after the change in control. If an executive is terminated for “cause” or voluntarily quits other than for “good reason for resignation” (as such terms are defined in the agreements), he or she is entitled to receive only a lump sum payment equal to his or her salary and benefits accrued through the termination date. If an executive is unable to perform full-time duties due to a qualifying disability, the executive shall continue to receive base salary and all other compensation and benefits provided under the Company benefit and disability plans. If an executive is terminated due to disability, he or she is entitled to receive the benefits determined in accordance with our retirement and insurance programs and other applicable programs in effect immediately prior to the change in control or the programs in effect at the time they are paid (whichever is greater).
Each severance compensation agreement’s term ends on December 31, subject to automatic one-year extensions unless either the executive or our Executive Compensation Committee notifies the other of its desire not to extend. If there is a change in control, the severance compensation agreement will remain in effect until the second anniversary of the change in control. In order to receive the benefits under the severance compensation agreements, each executive who is terminated following a change in control must agree not to compete with the Company from the date of termination of employment with the Company until the second anniversary thereof. In consideration of this agreement not to compete, the executive will receive a non-competition payment equal to the value of the non-compete agreement as determined by an unrelated third-party business retained by the Company that is in the business of valuing non-competition payments, with the intent that the non-competition payment should qualify as reasonable compensation for purposes of relevant tax law. Should any federal, state, or local taxing authority challenge the non-competition payment’s treatment as reasonable compensation, the Company shall engage legal and other professionals necessary to defend against any such challenge.
For purposes of the severance compensation agreements and the SPP, “change in control” means the occurrence of any of the following events:

•
Any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the direct or indirect beneficial owner of 20% or more of the combined voting power of our then-outstanding voting securities (other than as a result of an issuance of securities approved by Continuing Directors (as defined below) or open-market purchases approved by Continuing Directors at the time of purchase), unless (in the case of beneficial ownership that does not exceed 30% of such voting securities) at least two-thirds of Continuing Directors determine that such event does not constitute a “change in control”;

•
As a result of a reorganization, merger, share exchange or consolidation (each, a “Business Combination”), a contested election of Directors, or a combination thereof, the Continuing Directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s); or

•
There is a shareholder-approved Business Combination unless (a) all or substantially all of our outstanding voting securities’ beneficial owners immediately prior to the Business Combination own more than 60% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors resulting from the Business Combination (with no one person owning more than 30%), in substantially the same proportions as immediately before the Business Combination and (b) at least a majority of the post-Business Combination Directors are Continuing Directors.

In the event of a hypothetical occurrence of both a change in control and a termination of a named executive officer’s employment in accordance with such officer’s severance compensation agreement (other than for Mr. LaBauve, who does not have a severance compensation agreement) and applicable incentive award agreements, and assuming these events took place on December 31, 2017, with the closing market price of our Common Stock at $127.89 per share as of that date, each named executive officer would be entitled to the following estimated payments and accelerated vesting:

Estimated Payments and Benefits under the Severance Compensation Agreements (1)
Name	Lump-sum severance payment and Non- competition agreement (2)	Accelerated value(s) of time-based equity compensation (3)	Accelerated value(s) of performance units	Elimination of offsets under SERP	Counseling and other insurance benefits (3)	Total
Luther C. Kissam IV	$4,500,000	$22,670,162	$19,639,602	$259,034	$93,791	$46,903,555
Scott A. Tozier	$1,960,000	$5,148,664	$4,436,222	N/A	$79,952	$11,624,838
Karen G. Narwold	$1,697,500	$4,861,373	$3,402,781	N/A	$79,952	$10,041,606
Matthew K. Juneau	$1,494,500	$3,357,829	$3,667,769	N/A	$69,764	$8,589,862
___________________________________________________

(1)	We do not provide our executives with excise tax gross ups for change in control payments.

(2)
As described above, upon termination following a change in control, the named executive officer would be entitled to a lump-sum severance payment equal to two times annual base compensation and target annual variable compensation (except that Mr. Kissam would be entitled to two times annual base compensation and the higher of target variable compensation for the year the change in control occurs or the actual annual variable compensation for the year preceding the change in control), in all cases reduced by the non-competition payment amount as determined by a third-party in the business of valuing non-competition payments in return for an agreement not to compete for a two-year period post-termination. As the non-competition payment is not determinable at this time, only the total severance payment amount without the reduction, is reflected in the table.

(3)
This amount includes (i) outplacement counseling and financial counseling, in each case not to exceed $25,000, (ii) estimated relocation benefits if the executive has relocated within two years prior to the change in control and is relocating back to his/her original location, and (iii) the value of medical, dental and vision benefits continuation for (a) two years post-termination for Mr. Kissam and (b) 18 months post-termination for Messrs. Tozier and Juneau and Ms. Narwold.

CEO Pay Ratio

The principles that guide us for our executive compensation program are not different than for the organization at large:

•	We use the market median as our reference point for our compensation and benefits program

•	The market median is specific for the country in which we compete for talent

•	The market median is also specific for the job level for each of our employees

•
The market median also determines the mix between base pay, short term incentive pay, long term equity and benefits; as the job level increases we typically see an increase on total compensation as well as an increase in that portion of total compensation that is equity based and the portion that is based on performance

We disclose below the ratio of our Chief Executive Officer’s (CEO’s) annual total compensation relative to the median annual total compensation of the median employee of the Company for the year ended December 31, 2017. As permitted or required by Item 402(u) of Regulation S-K, our process for determining the total employee population and the median employee annual total compensation included the following factors.

•	Employee population

◦	We used our global system of record for all of our employees worldwide.

◦	We included all employees, whether a salaried employee or an hourly worker, and whether employed on a full-time, part-time, or seasonal basis.

◦	We used November 15, 2017 as our record date.

◦	To allow for comparisons across international jurisdictions, we converted into U.S. dollars any base cash compensation amounts denominated in non-U.S. currencies.

◦	We did not adjust for global cost of living differences.

•	Consistently applied compensation measure

◦
We determined the median employee annual total compensation by using a consistently applied compensation measure, namely, base salary or wages (“base cash compensation”), for all individuals, excluding our CEO, who were employed by us on November 15, 2017.

◦	For part-time workers, we did not adjust base cash compensation to the equivalent for a full time employee.

◦	We annualized the compensation for all permanent employees (full or part-time) who were not employed by us for all of 2017.

◦	For hourly employees base cash compensation is based on their hourly rate in combination with their standard hours of work.
Applying these and other relevant factors, we identified a median employee with total compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) of $73,074 for the year ended December 31, 2017. On the same basis, the total compensation for our CEO for the year ended December 31, 2017 was $8,301,229. Accordingly, for the year ended December 31, 2017, the ratio of our CEO’s total compensation to that of our median employee is 114:1.

Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

Equity Compensation Plan Information
The following table presents information as of December 31, 2017, with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Equity Compensation Plan Information
Equity Compensation Plans Approved by Shareholders (1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2008 Incentive Plan	2,039,701	(2)	$61.38	1,873,159
2017 Incentive Plan	10,308	(3)	131.68	4,489,692
2013 Stock Plan for Non-Employee Directors	44,516	(4)	-	408,591
Total	2,094,525		61.74	6,771,442

(1)	We have no equity compensation plans that are not shareholder approved.

(2)
Amount includes, in addition to outstanding options and restricted stock unit awards payable in shares, 60,882 units, 170,413 units, 120,311 units and 81,397 units of the 2014, 2015, 2016 and 2017 Performance Unit Awards at Target, respectively.

(3)	Amount includes, in addition to outstanding options and restricted stock unit awards payable in shares, zero Performance Unit Awards at Target.

(4)	Amount reflects 46,516 deferred units invested in phantom shares under the 2013 Directors Plan (defined below) that are to be paid in shares at a future time under the terms of the Plan.

PROPOSAL 1 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

Shareholders have an opportunity to cast an advisory vote on compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve, reject or abstain from voting on the proposed resolution regarding our fiscal year 2017 executive compensation program.
Our compensation philosophy policies are described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative, beginning on page 7 of this Proxy Statement. The Executive Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements linked to the creation of long-term growth, sustained shareholder value and individual and annual corporate performance, and to be competitive with peer companies of similar size, value and complexity, as well as encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2017, the Executive Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk-taking.
At our 2017 annual meeting of shareholders, we conducted our say-on-pay vote, regarding our 2016 executive compensation program. Approximately 97.1% of the shares voted at our 2017 annual meeting were cast in favor of our advisory vote on NEO compensation.  We initiated an extensive outreach effort with our largest shareholders in 2016, which we continued in 2017, discussing their concerns and making changes to our executive compensation programs that we believe further align our compensation program with our business strategy and our shareholders’ interests. See “Aligning our Incentives with our Strategy and Shareholder Interests,” beginning on page 8 of this Proxy Statement, for more information as to significant changes and updates that the Executive Compensation Committee made in 2017.
The Executive Compensation Committee values the opinions of our shareholders, and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate. The approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. However, neither the approval nor the disapproval of this resolution will be binding on the Board of Directors or the Company nor construed as overruling a decision by the Board of Directors or the Company. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board of Directors or the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:
“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

GOVERNANCE MATTERS
Our Board of Directors and management periodically review our Corporate Governance Guidelines and other corporate governance policies, principles and procedures, to determine whether they should be revised to address recent changes in regulatory requirements and evolving governance practices.
Our Corporate Governance Guidelines, including Director independence standards, our Code of Business Conduct and the charters of our Audit & Finance, Executive Compensation, Nominating & Governance, Capital Investment, and Health, Safety & Environment Committees are available on our website at www.albemarle.com (See Investors/Corporate Governance) and are available in print to any shareholder upon request by contacting our Investor Relations department.
Director Independence
The Board has determined that Directors Brlas, Hernandez, Maine, Masters, Nokes, O’Brien, Perry, Steiner, Taggart and Wolff, and nominees O'Connell and Seavers are each “independent” as described by the NYSE listing standards and the independence standards of our Corporate Governance Guidelines.
In order for a Director or nominee to be considered “independent” by the Board, he or she must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence, and (ii) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any of our executive officers or any of our affiliates’ executive officers. In evaluating the materiality of any such relationship, the Board takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board must make a determination that the relationship is not material as a prerequisite to finding that the Director or nominee is “independent.”
Board Leadership Structure and Role in Risk Oversight
Leadership Structure
As part of our annual corporate governance and succession planning review, the Nominating & Governance Committee and the Board evaluate our board leadership structure to ensure that the structure in place is appropriate for the Company at the time.
In November 2016, the Company combined the roles of Chairman of the Board and CEO. Given our current circumstances and operating strategies, we believe that having a combined Chairman of the Board and CEO is the appropriate structure for our shareholders and our Company. Commencing November 2016, Mr. Nokes has served as our Lead Independent Director. Pursuant to our Corporate Governance Guidelines, Mr. Nokes will not stand for re-election at our Annual Meeting because he will turn 72 years old in 2018. Effective immediately upon the conclusion of our Annual Meeting and subject to his re-election at the Annual Meeting, Mr. J. Kent Masters will be appointed as our Lead Independent Director to succeed Mr. Nokes. As with Mr. Nokes before him, the Company will continue to benefit from the leadership experience of our Lead Independent Director, Mr. Masters, and the strategic vision of our Chairman, President and CEO, Mr. Kissam.
Our Corporate Governance Guidelines provide for either structure by including a description of the responsibilities for both a Non-executive Chairman of the Board and a Lead Independent Director in Annexes B and A thereof, respectively.

Risk Oversight
Our Board has primary responsibility for risk oversight, with general oversight delegated to the Audit & Finance Committee. To assist the Board and the Audit & Finance Committee with that responsibility, management established an Enterprise Risk Management (“ERM”) process that is led by the Chief Financial Officer (“CFO”), and our Chief Risk and Compliance Officer, and managed by the Company’s ERM Committee, with cross functional representation by senior Company leaders worldwide. The ERM Committee meets quarterly to identify, discuss and assess Company-wide risks and develop action plans to mitigate those risks categorized as having the largest potential financial, reputational and/or health, safety or environmental impacts – all of which are included in an ERM quarterly report. The CFO and Chief Risk and Compliance Officer regularly report to the Audit & Finance Committee, generally highlighting those risks identified as the most significant, reviewing the Company’s methods of risk assessment and risk mitigation strategies, and updating the Audit & Finance Committee on issues the ERM Committee has identified as possible emerging risks.
The Audit & Finance Committee reports to the full Board, among other matters, on risk oversight. Additionally, the Board receives a copy of the ERM Committee’s quarterly reports and a detailed annual report from the Chief Risk and Compliance Officer in which the Company identifies its risk areas and oversight responsibility. The Board also engages in periodic discussions with the CFO, Chief Risk and Compliance Officer and other members of the ERM Committee, as appropriate.
While the Audit & Finance Committee is responsible for, among other matters, general ERM, the full Board and each of the other standing Board Committees consider risks within their area of responsibility. The Board oversees corporate strategy, business development, capital structure, market exposure, intellectual property, legal and country-specific risks. The Executive Compensation Committee considers human resources risks and potential risks relating to our employee (including executive) compensation programs. See the “Compensation Risk Assessment,”  beginning on page 29. The Nominating & Governance Committee considers governance risks. The Health, Safety & Environment Committee considers the effectiveness of our health, safety and environmental protection programs and initiatives. The Health, Safety & Environment Committee also assists the Board with oversight of matters related to the enhancement of our global reputation, our corporate social responsibility and the stewardship and sustainability of our products. Each of the Committees regularly reports to the Board.
We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the Committee level, with ultimate oversight by the full Board.
Director Retirement Policy
In November 2017, the Board adopted amendments to our Corporate Governance Guidelines to provide that in general, a non-employee director should not stand for re-election in the year in which he or she reaches 72 years of age, although the Board shall have the authority to grant exceptions to this limitation on a case-by-case basis. Both Mr. Nokes and Mr. Perry will turn 72 years of age in 2018 and, accordingly, will not stand for re-election at our Annual Meeting. In connection with their retirement, the Board has nominated two new director candidates, Mr. Dean L. Seavers and Mr. Diarmuid B. O'Connell, for election at our Annual Meeting.
Meetings of Non-Management Directors
Executive sessions of the non-management members of the Board were held regularly in conjunction with scheduled meetings of the full Board during 2017. Mr. Nokes, in his role as Lead Independent Director, presided at the executive sessions of the non-management Directors held during the year. Shareholders and other interested persons may contact the Chair of the Nominating &

Governance Committee or the non-management members of the Board as a group through the method described in “Questions and Answers about this Proxy Statement and the Annual Meeting,” on page 74.
Director Continuing Education
We encourage Directors to attend periodic director continuing education programs. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our Directors for tuition and expenses associated with attending these programs.
Attendance at Annual Meeting
We expect all Directors to attend the annual meeting of shareholders each year. All Directors attended our 2017 annual meeting of shareholders, except Ms. Brlas, who was not yet a member of the Board at that time.
Board Meetings
The Board meets during the year to review significant developments affecting us and to act on matters requiring Board’s approval, and may hold special meetings between scheduled meetings when appropriate. During 2017, the Board held six meetings.
Committees of the Board of Directors; Assignments and Meetings
The Board maintains the following five standing Committees: Audit & Finance; Executive Compensation; Nominating & Governance; Health, Safety & Environment and Capital Investment. In addition, the Board maintains an Executive Committee, composed of Messrs. Nokes and Kissam. Mr. Nokes is not standing for re-election at the 2018 Annual Meeting, and Mr. Masters has been appointed to succeed Mr. Nokes on this committee. Additionally, the Board determined that all members of the standing Committees are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. See “Director Independence” on page 48.
The following table lists Committee assignments of each current Director as of the March 8, 2018 record date and the number of times each committee met during the year.  Each of the Directors attended over 75% of the total number of Board meetings and meetings of the Committees of the Board of Directors on which the Director served in 2017.

	Audit & Finance Committee	Executive Compensation Committee	Nominating & Governance Committee	Health Safety & Environment Committee	Capital Investment Committee*
Management Director
Luther C. Kissam IV
Independent Directors
Mary Lauren Brlas	□				▲
William H. Hernandez	▲		□
Douglas L. Maine	□		□
J. Kent Masters		▲			□
Jim W. Nokes					□
James J. O’Brien	□		▲
Barry W. Perry		□		▲
Gerald A. Steiner	□			□
Harriett Tee Taggart		□		□
Alejandro Wolff		□		□
Number of Meetings in 2017	6	6	4	4

▲	Chair	□	Member
*Formed in February 2018. No meetings were held in 2017.

Audit & Finance Committee
The Audit & Finance Committee is a separately designated standing committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The duties of the Audit & Finance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Board of Directors & Committees/Audit & Finance Committee). The Board of Directors has determined that all Audit & Finance Committee members, as required by SEC regulations and NYSE rules, are financially literate, and the Board of Directors has determined that each of Ms. Brlas and Messrs. Hernandez, O’Brien and Maine is an “audit committee financial expert,” as that term is defined in the rules of the SEC under the Sarbanes-Oxley Act of 2002. Please also see the “Audit & Finance Committee Report,”  beginning on page 70.
Executive Compensation Committee
The duties of the Executive Compensation Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Board of Directors & Committees/ Executive Compensation Committee).
The Executive Compensation Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation Committee has the overall responsibility of evaluating the performance (and determining the compensation) of the CEO and approving the compensation structure for senior management and other key employees.
The Executive Compensation Committee also approves cash incentive awards and compensation packages of certain executive-level personnel and may grant stock options, stock appreciation rights

(“SARs”), performance units, restricted stock, restricted stock units and cash incentive awards under the Plan.
The Executive Compensation Committee reviews and approves the performance, compensation and annual performance goals of the CEO with input from all independent Directors and the CEO’s self-evaluation. The Executive Compensation Committee approves the compensation of the other named executive officers based upon the evaluation and recommendation of the CEO. The Executive Compensation Committee periodically meets with members of senior management in order to assess progress toward meeting long-term objectives. The Executive Compensation Committee reports regularly to the Board of Directors on matters relating to the Executive Compensation Committee’s responsibilities. In addition, the Executive Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information with respect to the Executive Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 7.
In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from the Company’s Human Resources Department and has retained Pearl Meyer as the Executive Compensation Committee’s outside independent compensation consulting firm. Pearl Meyer is a nationally recognized executive compensation consultant and the Executive Compensation Committee has retained it to provide information concerning compensation paid by competitors and members of our Peer Group and to assist in designing executive compensation plans. No member of the Executive Compensation Committee or the management of the Company is, or has been, affiliated with Pearl Meyer. For additional information with respect to the Executive Compensation Committee and Pearl Meyer, please see “Compensation Discussion and Analysis” beginning on page 7.
Independence of the Executive Compensation Consultant
The Executive Compensation Committee has concluded that its compensation consultant, Pearl Meyer, is independent and does not have a conflict of interest in its engagement by the Executive Compensation Committee. In making this conclusion, the Executive Compensation Committee considered the following factors confirmed to the Committee by the compensation consultant:

•	In 2017, Pearl Meyer only provided compensation advisory services to the Executive Compensation Committee and the Nominating & Governance Committee;

•	The ratio of Pearl Meyer’s fees from the Company to Pearl Meyer’s total revenue over the last 12 months is less than 1%;

•	Pearl Meyer maintains a conflicts policy to prevent a conflict of interest or any other independence issue;

•	None of the individuals on the Pearl Meyer team assigned to the Company has any business or personal relationship with members of the Executive Compensation Committee outside the engagement;

•
Neither the individuals on the Pearl Meyer team assigned to the Company, nor to our knowledge, Pearl Meyer, has any business or personal relationship with any of our executive officers outside the engagement; and

•	None of the individuals on the Pearl Meyer team assigned to the engagement maintains any direct individual position in our stock.

Executive Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Executive Compensation Committee related to any other member of the Executive Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No executive officer of the Company served as a Director or member of the compensation committee of another entity, one of whose executive officers is a member of the Company’s Executive Compensation Committee.
Nominating & Governance Committee
The duties of the Nominating & Governance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Board of Directors & Committees/Nominating & Governance Committee).
The Nominating & Governance Committee assists the Board of Directors on all matters relating to the selection, qualification, duties, and compensation of members of the Board of Directors, as well as the annual evaluation of the Board of Directors’ performance and processes. The Nominating & Governance Committee also assists the Board of Directors with oversight of corporate governance.
The Nominating & Governance Committee identifies Director candidates through recommendations made by members of the Board of Directors, management, shareholders and others, including professional search firms.
Director Candidate Recommendations and Nominations by Shareholders
Shareholders should submit any director candidate recommendations to the Nominating & Governance Committee through the method described in “Questions and Answers About This Proxy Statement and the Annual Meeting,” “How do I communicate with the Board of Directors?” on page 79. In addition, in accordance with our Bylaws, any shareholder entitled to vote for the election of Directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in our Bylaws and summarized in “Shareholder Proposals” on page 79. Copies of our Bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company.
Nominating & Governance Committee Process for Identifying and Evaluating Director Candidates
The Nominating & Governance Committee identifies and evaluates all Director candidates in accordance with the Director qualification standards described in the Corporate Governance Guidelines. The Board of Directors as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, and global markets. The Nominating & Governance Committee reviews its effectiveness in balancing these considerations through its ongoing consideration of Directors and nominees, as well as the Nominating & Governance Committee’s annual self-evaluation process.
The Nominating & Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board of Directors based on the background and expertise of individual members of the Board of Directors as well as the background and expertise of the Board of Directors as a whole. The Nominating & Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors; the balance of management and independent Directors; diversity in gender, ethnicity, background and experiences; the need for Audit & Finance Committee expertise, and the evaluation of other prospective nominees.
In addition, the Nominating & Governance Committee will evaluate a candidate’s background and expertise in the context of the Board of Directors’ needs. The Committee maintains a list of general criteria for the nomination of Director candidates, which incorporates the skills, qualities and experiences deemed most important to the successful governance of the Company. The Nominating & Governance Committee periodically reviews this list to determine if there are new skills, qualities and/or experiences that ought to be considered. At the same time, it evaluates the skills and performance of existing Directors to assess the future needs of the Board of Directors (upon the retirement of Directors or otherwise). When particular needs are identified, a search is initiated with sufficient time for adequate research and deliberation.
When considering a Director standing for re-election, in addition to the attributes described above, the Nominating & Governance Committee also considers that individual’s past contribution and future commitment to the Company. The Nominating & Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes.
After completing potential Director nominees’ evaluations, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after  considering the recommendation of the Nominating & Governance Committee. There is no difference in the manner by which the Nominating & Governance Committee evaluates prospective nominees for Directors based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.
In addition, in 2017, the Board adopted amendments to our Bylaws to implement proxy access. A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws.
The Nominating & Governance Committee did not receive any Board of Director recommendations from any shareholders in connection with the 2018 Annual Meeting.
Health, Safety & Environment Committee
The duties of the Health, Safety & Environment Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Board of Directors & Committees/Health, Safety and Environment Committee).
The Health, Safety & Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities in assessing the effectiveness of our health, safety and environmental programs and initiatives, including our progress toward the enhancement of our global reputation, our corporate social responsibility and the stewardship and sustainability of our products.
Capital Investment Committee
In February 2018, our Board established the Capital Investment Committee to assist the Board with oversight of management's execution of major capital expenditure projects in support of the Company's strategic plans. This committee is responsible for, among other matters, advising and informing the Board on the critical path and costs for capital projects, as well as risk oversight and making recommendations to the Board with respect to new major capital expenditures.
The duties of the Capital Investment Committee are further set forth in its charter, which can be found on the Company’s website at www.albemarle.com (See Investors/Corporate Governance/Board of Directors & Committees/Capital Investment Committee).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit & Finance Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit & Finance Committee or the disinterested members of the Board of Directors approves or ratifies such transaction in accordance with the guidelines set forth in the policy, if the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, or if the transaction involves compensation approved by our Executive Compensation Committee. The Audit & Finance Committee has pre-approved certain transactions.
In the event our management determines to recommend a related person transaction, such transaction must be presented to the Audit & Finance Committee for approval. After review, the Audit & Finance Committee will approve or disapprove such transaction and at each subsequently scheduled Audit & Finance Committee meeting, our management will update the Audit & Finance Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit & Finance Committee meeting to review a proposed related person transaction, the Chair of the Audit & Finance Committee has delegated authority to act on behalf of the Audit & Finance Committee. The Audit & Finance Committee (or its Chair) approves only those related person transactions that it determines in good faith to be in, or not inconsistent with, our best interests and the best interests of our shareholders and which is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
To the extent that the Board of Directors has approved a standing resolution with respect to the repurchase of outstanding shares of Common Stock, the Audit & Finance Committee has pre-approved the repurchase of shares of Common Stock from related persons, provided that such repurchase is in compliance with such standing resolution and the terms offered to the related persons are no less favorable to us than those that could be obtained in arm’s length dealings with an unrelated third party.
For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit & Finance Committee may rely upon Item 404 of Regulation S‑K.
A “related person” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a Director or executive officer of the Company or a nominee to become a Director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
The Audit & Finance Committee was not presented with, and the Company did not participate in any related person transactions in 2017.

DIRECTOR COMPENSATION
In 2017, non-employee Directors received an annual retainer fee that was paid quarterly and an additional amount of cash compensation based on their service as Non-executive Chairman of the Board or Lead Independent Director or chairperson of a Committee (prorated for less than full year service, if applicable). The amounts payable with respect to each of such roles were the following:

Annually
Lead Independent Director or Non-Executive Chairman of the Board, as applicable	$100,000
Director Retainer Fee	$100,000
Audit & Finance Committee Chair Fee	$20,000
Executive Compensation Committee Chair Fee	$15,000
Health, Safety & Environment Committee Chair Fee	$10,000
Nominating & Governance Committee Chair Fee	$10,000

In addition, in accordance with the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation (the “2013 Directors Plan”), non-employee Directors received shares of Common Stock equal to the amount of $120,000 divided by the closing price per share of Common Stock on July 3, 2017, which was $106.03. The number of shares granted was rounded up to the nearest 25-share increment. We also reimbursed each of our non-employee Directors for reasonable travel expenses incurred in connection with attending Board of Directors and Committee meetings. Mr. Kissam was not paid separately for his service on the Board of Directors.
The following table presents information relating to total compensation of the Directors for the fiscal year ended December 31, 2017, excluding Mr. Kissam who does not receive compensation from the Company in his capacity as a Director.

Name	Cash Compensation (1)	Stock Awards (2)	Total
Mary Lauren Brlas	$50,000	$121,935	$171,935
William H. Hernandez	$120,000	$121,935	$241,935
Douglas L. Maine	$100,000	$121,935	$221,935
J. Kent Masters	$109,519	$121,935	$231,454
Jim W. Nokes	$200,000	$121,935	$321,935
James J. O’Brien	$110,000	$121,935	$231,935
Barry W. Perry	$110,000	$121,935	$231,935
Gerald A. Steiner	$100,000	$121,935	$221,935
Harriett Tee Taggart	$100,000	$121,935	$221,935
Alejandro Wolff	$100,000	$121,935	$221,935
___________________________________________________

(1)	Amounts shown include fees that have been deferred at the election of the Director under the 2013 Directors Plan and, as applicable, its predecessor deferred compensation plans.

(2)
Amounts shown represent the aggregate grant date fair value of stock awards recognized in fiscal year 2016 in accordance with FASB ASC Topic 718. Each non-employee Director received 1,150 shares of Common Stock (some of which were deferred by certain Directors) for service as a Director in July 2017. In accordance with the 2013 Directors Plan, non-employee Directors received shares of Common Stock equal to $120,000 divided by the closing price per share of Common Stock on July 3, 2017, which was $106.03, rounded up to the nearest 25-share increment. The amounts set forth above reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the non-employee Directors. All shares granted pursuant to the 2013 Directors Plan will not vest until the first anniversary of their grant date.

2013 Directors Plan
The 2013 Directors Plan provides for the grant of shares of Common Stock to each non-employee Director (each, a “participant”) of the Company. In the event of a change in capital, shares of capital stock or any special distribution to our shareholders, the administrator of the 2013 Directors Plan will make equitable adjustments in the number of shares of Common Stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of Common Stock that may be issued under the 2013 Directors Plan is 500,000 shares.
Our General Counsel administers the 2013 Directors Plan under the direction of the Nominating & Governance Committee, interpreting all provisions of the 2013 Directors Plan, establishing administrative regulations to further the purpose of the 2013 Directors Plan and taking any other action necessary for the proper operation of the 2013 Directors Plan. The Company has discretionary authority to increase the amount of shares of Common Stock issued to each participant during the calendar year, subject to a $150,000 limitation on the value of the shares to be issued to any participant in any calendar year.
Our General Counsel,  under the direction of the Nominating & Governance Committee, may amend, suspend or terminate the 2013 Directors Plan, but no such amendment can (i) increase the number of shares of Common Stock that may be granted to any participant (except as described above) or (ii) increase the total number of shares of Common Stock that may be granted under the 2013 Directors Plan. Any amendment of the 2013 Directors Plan must comply with applicable rules of the NYSE.
Deferred Compensation
Under the 2013 Directors Plan, non-employee Directors may defer, in 10% increments, all or part of their retainer fee and/or chair fees into a deferred cash account and may defer, in 10% increments, all or part of their stock compensation into a deferred phantom stock account. Fees deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash accounts and phantom stock accounts are unfunded and maintained for record-keeping purposes only.
Distributions under the 2013 Directors Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to ten years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of Common Stock. Unless otherwise elected by the participant as permitted under the 2013 Directors Plan, distributions will begin on February 15 following the earlier of the participant’s turning 65 years old or ending his or her tenure as a Company Director. For 2017, Messrs. Hernandez, O’Brien and Perry each elected to defer all of their stock compensation into their respective deferred phantom stock accounts.

STOCK OWNERSHIP
Principal Shareholders
The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of March 8, 2018, of more than 5% of the issued and outstanding shares of our common stock.

Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
The Vanguard Group
100 Vanguard Blvd.
Malvern, Pennsylvania 19355	13,061,549	(1)	11.8%
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403	8,636,008	(2)	7.8%
BlackRock, Inc.
40 East 52nd Street
New York, New York 10022	8,063,705	(3)	7.3%
Prudential Financial, Inc.
751 Broad Street
Newark, NJ 07102	8,033,849	(4)	7.3%
Jennison Associates LLC
466 Lexington Avenue
New York, NY 10017	7,876,682	(5)	7.1%
State Street Corp.
One Lincoln Street
Boston, Massachusetts 02111	5,961,768	(6)	5.4%
___________________________________________________

*	Calculated based upon 110,729,039 shares of Common Stock outstanding as of March 8, 2018.

(1)
Based solely on the information contained in the Schedule 13G Amendment filed by The Vanguard Group (“Vanguard”) with the SEC on February 8, 2018. Vanguard had sole voting power over 154,945 shares of Albemarle’s Common Stock, shared voting power over 21,656 shares of Albemarle’s Common Stock, sole dispositive power over 12,889,268 shares of Albemarle’s Common Stock and shared dispositive power over 172,281 shares of Albemarle’s Common Stock.

(2)
Based solely on the information contained in the Schedule 13G Amendment filed by Franklin Resources, Inc. (“Franklin Resources”), and Charles B. Johnson and Rupert H. Johnson, Jr., individuals who are control persons of Franklin Resources, Franklin Templeton Investments (Asia) Ltd (“FTI Asia”), Fiduciary Trust Company International (“Fiduciary Trust”), and Franklin Advisors, Inc. (“Franklin Advisors”) with the SEC on February 5, 2018. Each of Franklin Resources, Charles B. Johnson and Rupert H. Johnson, Jr. had sole voting power over no shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over no shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock. FTI Asia had sole voting power over 500 shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over 500 shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock. Fiduciary Trust had sole voting power over 4,501 shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over 4,566 shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock. Franklin Advisors had sole voting power over 8,630,942 shares of Albemarle’s Common

Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over 8,630,942 shares of Albemarle’s Common Stock and shared dispositive power over no shares of Albemarle’s Common Stock.

(3)
Based solely on the information contained in the Schedule 13G Amendment filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 8, 2018. BlackRock had sole voting power over 7,096,981 shares of Albemarle’s Common Stock, shared voting power over 1,857 shares of Albemarle’s Common Stock, sole dispositive power over 8,061,848 shares of Albemarle’s Common Stock and shared dispositive power over 1,857 shares of Albemarle’s Common Stock.

(4)
Based solely on the information contained in the Schedule 13G filed by Prudential Financial, Inc. (“Prudential”) with the SEC on January 19, 2018. Prudential, through its parent/subsidiary relationship with Jennison Associates LLC and Quantitative Management Associate LLC, had sole voting power over 394,347 shares of Albemarle’s Common Stock, shared voting power over 4,362,968 shares of Albemarle’s Common Stock, sole dispositive power over 394,347 shares of Albemarle’s Common Stock and shared dispositive power over 7,639,502 shares of Albemarle’s Common Stock.

(5)
Based solely on the information contained in the Schedule 13G filed by Jennison Associates LLC (“Jennison”) with the SEC on February 13, 2018. Jennison had sole voting power over 4,600,148 shares of Albemarle’s Common Stock, shared voting power over no shares of Albemarle’s Common Stock, sole dispositive power over no shares of Albemarle’s Common Stock and shared dispositive power over 7,876,682 shares of Albemarle’s Common Stock

(6)
Based solely on the information contained in the Schedule 13G filed by State Street Corp. (“State Street”) with the SEC on February 13, 2018. State Street had sole voting power over no shares of Albemarle’s Common Stock, shared voting power over 5,961,768 shares of Albemarle’s Common Stock, sole dispositive power over no shares of Albemarle’s Common Stock and shared dispositive power over 5,961,768 shares of Albemarle’s Common Stock.

Directors and Executive Officers
The following table sets forth as of March 8, 2018, the beneficial ownership of Common Stock by each Director of the Company, the named executive officers listed in the Summary Compensation Table, and all Directors and named executive officers of the Company as a group. The business address for matters related to the Company for each of our Directors, Director nominees and named executive officers is 4350 Congress Street, Suite 700, Charlotte, North Carolina 28209.

Name of Beneficial Owner or Number of Persons in the Group	Number of Shares Beneficially Owned(1)		% of Class	Phantom Shares Without Voting or Investment Power (2)
Mary Lauren Brlas	—		*	—
William H. Hernandez	5,000		*	10,595
Matthew K. Juneau	63,639	(3)	*	—
Luther C. Kissam IV	561,194	(4)	*	—
Donald J. LaBauve, Jr.	24,290	(5)	*	—
Douglas L. Maine	24,150		*	—
J. Kent Masters	12,654		*	—
Karen G. Narwold	72,689	(6)	*	—
Jim W. Nokes	15,661		*	1,528
James J. O’Brien	2,082		*	8,577
Barry W. Perry	—		*	12,858
Gerald A. Steiner	1,000		*	6,656
Harriett Tee Taggart	9,286	(7)	*	—
Scott A. Tozier	95,593	(8)	*	—
Alejandro Wolff	831		*	4,280
Directors and executive officers as a group (16 persons)	888,069		*	44,494
___________________________________________________

*
Indicates beneficial ownership of less than 1% of Common Stock. Calculated based upon 110,729,039 shares of Common Stock outstanding as of March 8, 2018 and assuming conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of shares outstanding, but not the conversion or exercise of securities held by third parties.

(1)
The amounts in this column include shares of Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 8, 2018: Mr. Kissam: 304,989 shares; Mr. Juneau: 43,539 shares; Mr. Tozier: 50,688 shares; Ms. Narwold: 38,826 shares; and Mr. LaBauve: 11,542 shares.

(2)
The amounts in this column reflect phantom shares held in the deferred stock account of each person and represent an equivalent number of shares of Common Stock. Although such shares are not “beneficially owned” as defined under SEC rules, we believe that inclusion of such shares gives our shareholders important additional information regarding the shareholdings of our Directors.

(3)	Includes 12,034 shares held in the Albemarle Savings Plan.

(4)	Includes 8,132 shares held in the Albemarle Savings Plan.

(5)	Includes 9,371 shares held in the Albemarle Savings Plan.

(6)	Includes 521 shares held in the Albemarle Savings Plan.

(7)	Shares held jointly with spouse.

(8)	Includes 1,537 shares held in the Albemarle Savings Plan.

Stock Ownership Guidelines
To further align the interests of our Directors and officers with our shareholders, the Company also has stock ownership guidelines that require the retention of our shares. Officers are expected to achieve ownership in the amounts set forth in the table below within five years of being appointed to the relevant role.

Name	Guideline
CEO	6 X base salary
CFO	4 X base salary
Other NEOs	3 X base salary

Non-employee Directors are expected to achieve ownership of an amount equal to 5 X their annual cash retainer within five years of being appointed as a Director, which retainer is currently set at $100,000. In order to help ensure robust stock ownership, directors and officers will be required to hold at least 50% of the post-tax net shares vesting in any twelve month period until they meet their guideline multiple, and will be deemed to be in compliance with the guidelines if they sell no more than that amount.
Our insider trading policy prohibits, among other things, Directors, officers and employees from hedging, short selling or pledging the Company’s shares. In addition, to further align our Directors’ and NEOs’ interests with those of our shareholders, our insider trading policy provides for purchases and sales of our stock by Directors and certain employees, including NEOs, to only during the 30-day period beginning on the third trading day following an earnings announcement (the day of the announcement constituting the first day) and only after being cleared to trade by our General Counsel or a designee thereof, or in accordance with a previously existing Rule 10b5-1 trading plan that meets applicable SEC requirements.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on our review of the forms required by Section 16(a) of the Exchange Act furnished to us, we believe that our officers, Directors and beneficial owners of greater than 10% of Common Stock were compliant with all applicable filing requirements in 2017.

PROPOSAL 2 – ELECTION OF DIRECTORS
The Board of Directors, upon unanimous recommendation of the Nominating & Governance Committee, unanimously approved the persons named below as nominees for election to the Board of Directors at the Annual Meeting. Each of the nominees except Messrs. O'Connell and Seavers is currently a member of the Board of Directors. Messrs. O'Connell and Seavers are new nominees standing for election for the first time. Each of the nominees (i) has been nominated for election at the 2018 Annual Meeting to hold office until the 2019 annual meeting of shareholders or, if earlier, the election or appointment of his or her successor, and (ii) has consented to being named as such and to serve as such if elected. The proxies submitted for the Annual Meeting cannot be voted for more than eleven nominees.
Proxies will be voted “FOR” the election of the persons named below (or if for any reason such persons are unavailable, for such substitutes as the Board of Directors may designate) as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a Director until his or her successor is elected at our 2019 annual meeting of shareholders or until his or her earlier resignation, replacement or removal.
Each nominee is listed below with information as of the Record Date (March 8, 2018) concerning age, principal occupation, employment and directorships during the past five years and positions with the Company, if applicable, and the year in which he or she first became a Director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to his or her nomination as a Director, in light of the Company’s business and governance structure.
The table below highlights the qualifications and experience of each member of our Board that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. While a dot indicates competency or experience in the relevant area, this high-level summary is not intended to be an exhaustive list of each nominee’s skills or contributions.

Director Skills Matrix

Albemarle Corporation Board of Directors	M. Lauren Brlas	William Hernandez	Luther Kissam, IV	Douglas Maine	Kent Masters	James O'Brien	Diarmuid O'Connell	Gerald Steiner	Dean Seavers	Harriett Tee Taggart	Alejandro Wolff
KEY COMPETENCIES
Current or Recent Service as a Public Company CEO or COO	Y	N	Y	N	Y	Y	N	N	Y	N	N
P&L Experience	•		•	•	•	•	•	•	•
Relevant Industry Experience	•	•	•		•	•	•	•	•	•
R&D/Innovation Experience	•		•		•	•	•	•	•		•
Manufacturing/Operations Experience	•		•	•	•	•	•		•		•

Director Skills Matrix

Albemarle Corporation Board of Directors	M. Lauren Brlas	William Hernandez	Luther Kissam, IV	Douglas Maine	Kent Masters	James O'Brien	Diarmuid O'Connell	Gerald Steiner	Dean Seavers	Harriett Tee Taggart	Alejandro Wolff
KEY COMPETENCIES
Global/Emerging Markets Experience	•	•	•	•	•	•	•	•	•	•	•
Supply Chain and Logistics Experience	•	•		•	•	•	•
IT/Cybersecurity/Technology Capability	•			•		•	•		•		•
Financial Literacy	•	•	•	•	•	•	•	•	•	•	•
M&A Experience	•	•	•	•	•	•	•	•	•	•	•
Risk Management	•	•	•	•	•	•	•	•	•	•	•
Public Company Compliance/Governance	•	•	•	•	•	•	•	•	•	•	•
Strategy Development	•	•	•	•	•	•	•	•	•	•	•
Public Company Executive Compensation	•	•		•	•	•				•	•
Leadership Development/Succession Planning	•	•	•	•	•	•	•	•	•	•	•
Public/Government Affairs			•	•	•	•	•	•	•	•	•
BOARD COMPOSITION
Age	60	69	53	69	57	63	54	57	57	69	61
Tenure (Years)	<1	7	6	3	3	5		4		11	3
Diversity	•	•							•	•	•
BOARD COMMITTEES
Audit & Finance	Y	C		Y		Y		Y
Executive Compensation					C					Y	Y
Nominating & Governance		Y		Y		C
Capital Investment	C				Y
Health, Safety & Environment								Y		Y	Y

Director Nominees

Skills that align with our strategy:
Ms. Brlas' operational experience in the natural resources industry, combined with her extensive background in financial and governance matters, brings valuable perspective to our Board during a time of growth for the Company's Lithium business.

Experience:

Chairman of the Board of Perrigo Company plc, a global healthcare company since April 2016, and a director of Perrigo since August 2003; Ms. Brlas served as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation from September 2013 until October 2016, and she retired from Newmont Mining Corporation on December 31, 2016. From 2006 through 2013, Ms. Brlas held various positions with Cliffs Natural Resources, most recently as Executive Vice President and President Global Operations. Prior to this role, she served as Chief Financial Officer. Since August 2016, Ms. Brlas formerly served as a director on the board of Calpine, a power company based in Houston, Texas, from 2016 until March 2018. Ms. Brlas also served as a director for Nova Chemicals from September 2008 to July 2009.

M. Laurie Brlas Age: 60 Director since 2017

Skills that align with our strategy:
Mr. Hernandez brings to the Board of Directors broad experience in corporate finance, risk management, operations, mergers and acquisitions, strategic planning and executive compensation. In particular, Mr. Hernandez is highly qualified in the fields of accounting, internal controls and economics, all of which contribute to effective service on our Board of Directors. Through his service on the board of directors of other public companies, he has gained additional experience in risk management and corporate governance.
Experience:
retired;previously served as Senior Vice President, Finance, and Chief Financial Officer of PPG Industries, Inc., a global manufacturer of coatings and specialty products, from 1995 to 2009; other directorships: Northrop Grumman Corporation (leading global security company) since September 2013; Black Box Corporation (provider of network infrastructure services) from December 2009 to 2017; USG Corporation (manufacturer and distributor of building materials) since September 2009; and Eastman Kodak Company (provider of imaging technology products and services to the photographic and graphic communications markets) from 2002 to 2013. Mr. Hernandez chairs the audit committees of both Northrop Grumman Corporation and USG Corporation.

William H. Hernandez Age: 69 Director since 2011

Skills that align with our strategy:
Mr. Kissam’s knowledge of the Company and its operations is invaluable to the Board of Directors in evaluating and governing the Company’s future. Through his prior experience and service to the Company, he has developed extensive knowledge in the areas of leadership, global business, corporate finance, safety, risk oversight, mergers and acquisitions, management and corporate governance, each of which provides great value to the Board of Directors.
Experience:
Chairman of the Company since November 2016; Chief Executive Officer of the Company since September 2011; and President and Chief Executive Officer of the Company since May 2013. Mr. Kissam served as our President from March 2010 through March 2012, our Executive Vice President, Manufacturing, Law and HS&E from May 2009 through March 2010, our Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 through May 2009 and our Vice President, General Counsel and Secretary from October 2003 through December 2007. Before joining Albemarle, Mr. Kissam served as Vice President, General Counsel and Secretary of Merisant Co. (manufacturer and marketer of sweetener and consumer food products), having previously served as Assistant General Counsel of Monsanto Company (provider of agricultural products and solutions).

Luther C. Kissam IV Age: 53 Director since 2011

Skills that align with our strategy:
Mr. Maine’s prior service on the board of Rockwood and his broad experience in corporate finance, technology and strategic planning is valuable to the Board of Directors.
Experience:
previously served as a director of Rockwood since August 2005. Mr. Maine joined International Business Machines, or IBM (a multinational technology and consulting corporation), in 1998 as Chief Financial Officer following a 20 year career with MCI (a global telecommunications company), where he was Chief Financial Officer from 1992-1998; other directorships: Orbital ATK, Inc. (formerly known as Alliant Techsystems, Inc., an aerospace, defense, and sporting goods company) since December 2005; and Broadsoft, Inc. (global communication software and service provider) since May 2007. Mr. Maine is audit committee Chairman of both companies’ boards. Mr. Maine was recently appointed to a second three-year term on the “Standing Advisory Group” for the Public Company Accounting Oversight Board (PCAOB). Since May 2009, Mr. Maine has been a Limited Partner and Senior Advisor with Brown Brothers Harriman.

Douglas L. Maine Age: 69 Director since 2015

Skills that align with our strategy:
Mr. Masters brings to the Board of Directors significant global business experience in various key industries such as engineering and construction, power equipment and industrial gases in addition to his prior service on the board of Rockwood.
Experience:
previously served as a director of Rockwood since May 2007; Mr. Masters was appointed Chief Executive Officer of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier, in October 2011 and resigned in November 2014 when Foster Wheeler AG was acquired by Amec plc to form Amec Foster Wheeler plc. Prior to joining Foster Wheeler, Mr. Masters was a member of the executive board of Linde AG, a global leader in manufacturing and sales of industrial gases, with responsibility for the Americas, Africa and the South Pacific since 2006. Prior to joining Linde AG, he was a member of the board of directors of BOC Group, plc, a global industrial gas company, which was acquired by Linde AG in 2006. Other directorships: QSuper Holdings, Inc. (private environmental services company) since 2016; Amec Foster Wheeler plc (multinational consultancy, engineering and project management company) since February 2015; Foster Wheeler AG (global engineering and construction contractor and power equipment supplier) from 2011 to 2014; and African Oxygen Limited (distributor of atmospheric gases, welding and safety products) where Mr. Masters served as the non-executive Chairman from 2005 until 2011.

J. Kent Masters Age: 57 Director since 2015

Skills that align with our strategy:
Mr. O’Brien has extensive knowledge of the chemical industry, and he brings significant management experience and knowledge to the Board of Directors in the areas of finance, accounting, international business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.
Experience:
retired, having previously served as Chairman of the Board and Chief Executive Officer of Ashland Inc. through December 2014; prior to this position, Mr. O’Brien was President and Chief Operating Officer of Ashland Inc. and Senior Vice President and Group Operating Officer of Ashland Inc. He previously served as the President of Valvoline. Other directorships: Eastman Chemical Company (a specialty chemical company) since February 2016; Humana Inc. (a managed health care company) since April 2006; Wesco International, Inc. (an electronics distribution and services company) from 2015 to 2017; and Ashland Inc. (global chemical producer) from 2002 to 2014. Mr. O’Brien serves as a member of the Dean’s Advisory Council for the Fisher Graduate College of Business at The Ohio State University.

James J. O'Brien Age: 63 Director since 2012

Skills that align with our strategy:

Mr. O’Connell’s experience provides our Board with unique insights into the electric vehicle and energy storage industry, as well as valuable perspectives on global applications of alternative energy. His background in marketing, government relations, operations and manufacturing will further contribute to the effectiveness of our Board.

Experience:

most recently served as Vice President, Corporate & Business Development of Tesla Motors Inc., an American electric vehicle manufacturer, energy storage company and solar panel manufacturer from 2010 to 2017, and previously as Vice President, Business Development from 2006 to 2010; Formerly served as Chief of Staff, Bureau of Political Military Affairs at the U.S. Department of State and held positions of increasing responsibility with Young and Rubicam Group Ltd., Realtime Learning Systems Inc. and Accenture LLP; currently serves as a director of Dana Incorporated since February 2018.

Diarmuid B. O'Connell Age: 54 New Director Nominee

Skills that align with our strategy:
Mr. Steiner brings to the Board of Directors extensive experience, with particular focus on government affairs, global business, strategy and the agricultural industry.
Experience:
Chief Executive Officer and member of the board of managers of Arvegenix Inc., a renewable fuel development company, since January 2015, having previously served as Executive Vice President, Sustainability and Corporate Affairs of Monsanto Company prior to his retirement in January 2014; Mr. Steiner is a principal of Alta Grow Consulting LLC and the former Chair of the Food and Agriculture Section of the Biotechnology Industry Organization. Mr. Steiner is a past chair of the CropLife International Plant Biotechnology Strategy Council and an Executive Committee member of the Council for Biotechnology Information. Mr. Steiner is the Chairman of The Keystone Center and has been a director since 2004. He is also a founder and board member of the Global Harvest Initiative, a public-private initiative whose mission is to sustainably double agricultural production by 2050 and co-founder of Field to Market, an agricultural sustainability organization.

Gerald A. Steiner Age: 57 Director since 2013

Skills that align with our strategy:

With executive leadership experience with companies in the energy, fire safety and technology industries, Mr. Seavers will provide the Board with operational perspective and vision from a variety of industries relevant to our businesses.

Experience:

President, National Grid U.S. since 2014; Executive Director, National Grid plc since April 2015; Founder and former President and CEO of Red Hawk Fire & Security (2012-2014); former President of Global Services, United Technologies Corporation’s Fire & Security businesses (2010-2011); Other directorships: National Grid, plc December 2014 to present; Red Hawk Fire & Security, 2012 to present.

Dean L. Seavers Age: 57 New Director Nominee

Skills that align with our strategy:
Ms. Taggart's prior service on the board of The Lubrizol Corporation (specialty chemicals producer) and her experience at Wellington Management LLC have given her valuable financial expertise for service on our Board of Directors. In addition, having served on the boards of several publicly-traded companies, she has gained experience in risk oversight, executive compensation and corporate governance matters.
Experience:
consultant, having previously served until December 2006 as a Partner of Wellington Management LLC, an investment management firm; Ms. Taggart was global sector equity portfolio manager and global industry analyst for the chemicals and related industries at Wellington Management LLC. Other directorships: The Hanover Insurance Group, Inc. (property and casualty insurance company) since February 2009; and a trustee of the Eaton Vance Mutual Fund Complex (a fund complex comprised of 176 funds) since September 2011. Ms. Taggart’s global experience as a senior investment professional and manager and her expertise in fundamental analysis, evaluation of business strategies, financial statements and future prospects is invaluable to the Board of Directors.

Harriett Tee Taggart Age: 69 Director since 2007

Skills that align with our strategy:
Ambassador Wolff's prior service on the board of Rockwood Holdings and his vast experience in international political, economic and commercial affairs provides valuable expertise for service on our Board of Directors.
Experience:
previously served as a director of Rockwood since August 2013. As U.S. Ambassador to Chile from September 2010 until August 2013, Ambassador Wolff served 33 years in the U.S. Department of State, joining as a Foreign Service Officer in 1979 and retiring in August 2013. His served as U.S. Ambassador to Chile (September 2010 - August 2013) and U.S. Ambassador to the United Nations (2005-2010). Ambassador Wolff retired from the U.S. Department of State in August 2013. Ambassador Wolff also served in Algeria, Morocco, Chile, Cyprus, the U.S. Mission to the European Union in Brussels, and as Deputy Chief of Mission and Charge d’Affaires in France from 2001 to 2005. His assignments in Washington included tours on the Policy Planning Staff (1981-1982), in the Office of Soviet Union Affairs (1988-1989), in the Office of the Under Secretary for Political Affairs (1989-1991), as Deputy Executive Secretary of the Department (1996-1998), and as the Executive Assistant to Secretaries of State Madeleine Albright and Colin Powell (1998-2001).Ambassador Wolff is the recipient of the Department of State’s Distinguished, Superior, and Meritorious Honor Awards. Ambassador Wolff previously served as Managing Director of Gryphon Partners LLC (a global advisory firm focused on frontier markets) from 2014 – 2016. Other directorships: Versum Materials, Inc. (an electronic materials company), since 2016; JetSMART Airlines, SpA (a private airline in South America) since 2017.

Ambassador (Ret.) Alejandro Wolff Age: 61 Director since 2015

Jim W. Nokes and Barry W. Perry will retire from our Board effective as of the Annual Meeting.
Election of each Director requires the affirmative vote of a majority of the votes cast by the holders of shares represented at the Annual Meeting and entitled to vote (which means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” a director). In uncontested elections, any Director who does not receive a majority of the votes cast must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE FOREGOING NOMINEES.

AUDIT & FINANCE COMMITTEE REPORT
The Audit & Finance Committee of the Board of Directors is composed of three independent Directors and operates under a written charter adopted by the Board of Directors. The Audit & Finance Committee approves the selection of our independent registered public accounting firm.
Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit & Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit & Finance Committee has met privately with management, the internal auditors and PwC, our independent registered public accounting firm, all of whom have unrestricted access to the Audit & Finance Committee.
The Audit & Finance Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.
The Audit & Finance Committee also has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit & Finance Committee concerning independence, and has discussed with PwC that firm’s independence from the Company.
The Audit & Finance Committee has reviewed and discussed the consolidated financial statements with management and PwC. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and the report of PwC to the Audit & Finance Committee, the Audit & Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the 2017 Annual Report.
The Audit & Finance Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our Quarterly Reports on Forms 10-Q.
Audit & Finance Committee Pre-Approval Policy
The Audit & Finance Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our CFO has primary responsibility to the Audit & Finance Committee for administration and enforcement of this policy and for reporting noncompliance. Under the policy, the CFO is responsible for presenting to the Audit & Finance Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit & Finance Committee approves require no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit & Finance Committee. The preapproval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (i) all such services are less than 5% of fees paid to the independent registered public accounting firm for the fiscal year and (ii) the services are approved by the Audit & Finance Committee prior to completion of the audit.

Fees Billed by PwC
The Audit & Finance Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2017 and December 31, 2016, PwC billed us the approximate fees set forth below in connection with services rendered by that firm to us.

	2017	2016
Audit Fees	$5,999,679	$8,479,038
Audit-Related Fees	$310,000	$65,000
Tax Fees	$—	$17,880
All Other Fees	$5,900	$132,609
Total fees	$6,315,579	$8,694,527

Audit Fees
Audit fees include professional services rendered by PwC for the audit of our annual financial statements, including its assessment of our internal control over financial reporting, and the reviews of the financial statements included in our Quarterly Reports on Forms 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees
Audit-related fees include reviews of our employee benefit plans, due diligence related to mergers and acquisitions, audits in connection with acquisitions and divestitures, consultation on certain financial accounting and reporting standards and other miscellaneous audit-related fees. For the fiscal years ended December 31, 2017 and December 31, 2016, amounts billed to us were primarily related to employee benefit plan audits, due diligence related to mergers, acquisitions, and divestitures and consultation on other audit-related items.
Tax Fees
Tax fees for the fiscal years ended December 31, 2017 and 2016 primarily related to tax compliance work.
All Other Fees
All other fees consist of a licensing fee for software that provides access to authoritative guidance dealing with financial reporting rules and regulations as well as other non-audit related service fees.
THE AUDIT & FINANCE COMMITTEE

William H. Hernandez, Chair
Mary Lauren Brlas
Douglas L. Maine
James O’Brien
Gerald A. Steiner
March 28, 2018

PROPOSAL 3 - AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
The Board, after careful consideration and the recommendation of its Nominating & Governance Committee, has concluded that it is in the best interests of the Company and its shareholders to amend and restate the Amended and Restated Articles of Incorporation (the “Charter”) to adopt a majority shareholder vote standard for extraordinary transactions and adopt a majority shareholder vote standard for all future Charter amendments other than Charter amendments to the affiliated transaction provisions.
With the exception of transactions with affiliates, which are addressed elsewhere in the Charter, our Charter currently provides that a merger, statutory share exchange, sale or other disposition of all or substantially all the Company’s assets otherwise than in the usual and regular course of business, or a dissolution, shall be approved by at least two-thirds of the shareholder votes entitled to be cast on such transaction. We refer to these types of transactions as “Extraordinary Transactions.” Any amendment to this Charter provision currently requires the approval of at least two-thirds of the shareholder votes entitled to be cast.
The Board has approved, and recommends to the Company’s shareholders for approval, amending and restating the Charter to (1) adopt a majority shareholder vote standard for approving Extraordinary Transactions, and (2) provide for a majority shareholder vote standard for all future Charter amendments. The provisions in the Charter relating to affiliated transactions will remain unchanged.
A draft of the amended and restated Charter, including the proposed amendments, is attached to this Proxy Statement as Appendix A. The Company is not proposing these changes to the Charter in response to any pending, planned or contemplated transaction.
Approval by the Company's shareholders of the above proposal will result in the filing with the Virginia State Corporation Commission of the amended and restated Charter.
Effect of Proposal
If the amended and restated Charter is approved, any Extraordinary Transaction and any future amendment to our Charter (other than Charter amendments to the affiliated transaction provisions) that requires shareholder approval would require the approval of a majority of the shareholder votes entitled to be cast.

Vote Required

The proposed amendment and restatement of our Charter requires the affirmative vote of at least two-thirds of the shareholder votes entitled to be cast. If the Company does not receive the required votes to approve the amended and restated Charter, it will not take effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AMENDING AND RESTATING ALBEMARLE’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Finance Committee of the Board of Directors has appointed PwC as the Company’s independent registered public accounting firm for fiscal year 2018. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit & Finance Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The submission of this matter for ratification by shareholders is not required by current law, rules or regulations; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit & Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit & Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they so desire, and will be available to respond to appropriate questions.
Approval of this proposal requires that the votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Q1:    Why am I being asked to review this document?

A:
The accompanying proxy is solicited on behalf of the Board of Directors of Albemarle. We are providing these proxy materials to you in connection with the 2018 annual meeting of shareholders (the “Meeting”). As a Company shareholder, you are invited to attend the Meeting and are entitled and encouraged to vote on the matters described in this Proxy Statement.

Q2:    Who is entitled to vote?

A:
You may vote all shares of our Common Stock that you owned at the close of business on Thursday, March 8, 2018, the record date (“Record Date”). On the Record Date, the Company had 110,729,039 shares of Common Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock you held on the Record Date is entitled to one vote.

Q3:    What is a proxy?

A:
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy. Mr. Luther C. Kissam IV and Ms. Karen G. Narwold have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted by the proxy holders in accordance with the instructions provided.

Q4:    What is a voting instruction form?

A:
If you hold your shares of Common Stock in “street name,” you are a beneficial owner of those shares and should receive a “voting instruction form” from your bank, broker or its nominee who is the record holder of those shares. The voting instruction form provides information on how you may instruct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

Q5:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the SEC, we may furnish proxy materials (including this Proxy Statement and our Annual Report) to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, instructs you as to how you may access and review proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q6:    How can I access the proxy materials over the Internet?
A:    The Notice, proxy card or voting instruction form contain instructions on how to:

•	View our proxy materials for the Meeting on the Internet and vote your shares; and

•	Instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.
Q7:    What proposals will be voted on at the Meeting?

A:
There are four proposals to be considered and voted on at the Meeting. Please see the information included in the Proxy Statement relating to these proposals. The proposals to be voted on are as follows:

1.	To approve the non-binding advisory resolution approving the compensation of our named executive officers;

2.
To elect each of the eleven nominees named in this Proxy Statement to the Board of Directors of the Company, to serve a one-year term expiring at the earlier of the 2019 annual meeting of shareholders or upon his or her successor being elected and qualified;

3.	To approve the amendment and restatement of our Amended and Restated Articles of Incorporation to adopt a majority shareholder vote standard for extraordinary transactions; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
We will also consider other business that properly comes before the Meeting in accordance with Virginia law and our Bylaws.
Q8:    How many shares must be present to hold the Meeting?

A:
In order for the Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) pursuant to a signed proxy or voting instruction form that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q9:	What vote is needed to approve the non-binding resolution approving the compensation of our named executive officers?

A:
The approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on this resolution and take them into consideration when making future decisions regarding executive compensation.

Q10:    What vote is needed to elect Directors?

A:
The election of each nominee for Director requires that the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders of the Company, the number of nominees for director exceeds the number of directors to be elected (a contested election). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. In uncontested elections, any Director who does not receive a majority of the votes cast, which means that the number of shares voted “FOR” a Director must exceed the number of shares voted “AGAINST” a Director, must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.

Q11:	What vote is needed to approve the amendment and restatement of the Amended and Restated Articles of Incorporation?

A:	The approval of the amendment and restatement of the Amended and Restated Articles of Incorporation requires an affirmative vote of at least two-thirds of the shareholder votes entitled to be cast.
Q12:    What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?

A:	The ratification of the appointment of PricewaterhouseCoopers LLP requires that the number of votes cast in favor of, exceeds the number of votes cast in opposition to, the ratification.
Q13:    What are the voting recommendations of the Board of Directors?

A:
The Board of Directors recommends that shareholders vote “FOR” approval of the non-binding advisory resolution approving the compensation of our named executive officers, “FOR” all proposed Director nominees, “FOR” the approval of the amendment and restatement of the Amended and Restated Articles of Incorporation and “FOR” the ratification of the appointment of PwC.

Q14:      How do I vote?

A:
If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a shareholder of record with respect to those shares. If you are a shareholder of record, you may vote your shares using any of the following proxy voting alternatives:

•	By Internet at http://www.ProxyVote.com. Use the Internet to transmit your proxy instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on Monday, May 7, 2018.

•	By Telephone by dialing 1.800.690.6903. Use any touch tone telephone to transmit your proxy instructions up until 11:59 p.m., Eastern Time, on Monday, May 7, 2018.

•	By Mail by completing, signing, dating and returning the enclosed proxy in the postage-paid envelope provided.

•	In Person at the Meeting.
Please carefully consider all of the proxy materials before voting your shares as they contain important information necessary to make an informed decision. Whether or not you plan to attend the Meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting.
If you hold your shares in “street name” through a bank, broker or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares. If you are a beneficial owner of shares, you should receive a “voting instruction form” from your bank, broker or its nominee that holds those shares. The voting instruction form provides information on how you may instruct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

If you attend the Meeting, you may also submit your vote in person, and any votes that you previously submitted – whether via the Internet, telephone or mail – will be superseded by the vote you cast at the Meeting. If your proxy is properly completed and submitted, whether by the Internet, telephone or mail, and if you do not revoke it prior to the Meeting, your shares will be voted at the Meeting in accordance with the voting instructions that you provide on your proxy card or, if none are provided, then as recommended by our Board of Directors and as set forth in this Proxy Statement. To vote at the Meeting, shareholders that hold shares in “street name” will need to contact the bank, broker or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting.

Q15:	How will my shares be voted if I sign, date and return my proxy or voting instruction form, but do not provide complete voting instructions with respect to each proposal?

A:
Shareholders should specify their choice for each matter on the proxy they submit whether by Internet, telephone, mail or voting instruction form. If no specific instructions are given, it is intended that signed and returned proxies will be voted “FOR” the approval of the non-binding advisory resolution approving the compensation of our named executive officers, “FOR” the election of all Director nominees, “FOR” the approval of the amendment to our Amended and Restated Articles of Incorporation and “FOR” the ratification of the appointment of PwC, and, in the discretion of the proxy holders, on any other business proposal which may properly come before the Meeting (the Board of Directors does not presently know of any other such business), with the following two exceptions:

•
Shares of Common Stock held in our Albemarle Corporation Savings Plan (the “Savings Plan”) for which no direction is provided on a properly executed, returned and unrevoked voting instruction form will be voted proportionately in the same manner as those shares held in our Savings Plan for which timely and valid voting instructions are received with respect to such proposals; and

•
Shares of Common Stock held in our Savings Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in our Savings Plan for which timely and valid voting instructions are received.

Q16:	How will my shares be voted if I do not return my proxy or my voting instruction form?

A:
It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with EQ Shareowner Services, our transfer agent, your shares will only be voted if EQ Shareowner Services receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement (which is explained under “Questions and Answers about this Proxy Statement and the Meeting,” “How many shares must be present to hold the Meeting?” on page 75), unless you attend the Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in “street name,” which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules of the NYSE, your broker may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of PwC as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in “street name” with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment of PwC as our independent registered public accounting firm.
The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” Your bank, broker or other nominee may not vote your shares with respect to the election of the Director nominees or the other matters to be considered at the 2018 Annual Meeting (except for the ratification of the appointment of PwC, which is considered routine) in the absence of your specific instructions as to how to vote with respect to each of these matters because, under the rules of the NYSE, these matters are not considered “routine.”

Q17:	How are abstentions and broker non-votes counted?

A:
Broker non-votes and, with respect to the election of Directors, withheld votes, will not be included in the vote totals for the election of Directors or the amendment and restatement of our Amended and Restated Articles of Incorporation. Broker non-votes have no effect on the other proposals, other than the ratification of the appointment of PwC. Abstentions will have no effect on any proposals.

Q18:	What happens if additional matters are presented at the Meeting?

A:
Other than the items of business described in this Proxy Statement, we are unaware of any other business to be acted upon at the Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting in accordance with Virginia law and our Bylaws.

Q19:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by:

•	Delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed at the top of this Proxy Statement; or

•	Appearing at the Meeting and voting in person.
If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy, you should retain a copy of the voter control number found on the proxy in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Meeting will not by itself revoke a proxy.
If you are a shareholder whose stock is held in “street name” with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke any voting instructions that you have previously provided on such voting instruction form.

Q20:	Where can I find the results of the Meeting?

A:
We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days after the Meeting.

Q21:	Who pays for the solicitation of proxies?

A:
We will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Alliance Advisors, LLC (“Alliance”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Alliance approximately $7,500 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters and will indemnify Alliance against any losses arising out of Alliance’s proxy soliciting services on our behalf.

Q22:	How do I communicate with the Board of Directors?

A:
Shareholders and other interested persons may communicate with the full Board of Directors, a specified Committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Albemarle Corporation, 4350 Congress Street, Suite 700, Charlotte, North Carolina 28209, Attention: Chair of the Nominating & Governance Committee or by electronic mail at governance@albemarle.com.  The Chair of the Nominating & Governance Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating & Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more Committee members, (iii) one or more Board members and/or (iv) other individuals or entities.

Q23:	How will the Meeting be conducted?

A:
The chairperson of the Meeting (as determined in accordance with our Bylaws) will preside over the Meeting and make any and all determinations regarding the conduct of the Meeting. Please note that seating is limited and will be available on a first-come, first-served basis. Cameras, recording devices and other electronic devices are not permitted at the Meeting. No items will be allowed into the Meeting that might pose a concern for the safety of those attending. Additionally, to attend the Meeting you will need to bring identification and proof sufficient to us that you were a shareholder of record as of the Record Date or that you are a duly authorized representative of a shareholder of record as of the Record Date.

SHAREHOLDER PROPOSALS
Under applicable regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2019 annual meeting of shareholders must present such proposal to our Secretary at our principal office at Albemarle Corporation, 4350 Congress Street, Suite 700, Charlotte, North Carolina 28209, not later than 120 calendar days before March 28, 2019 (unless the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the one year anniversary date of the 2019 annual meeting of shareholders, in which case the deadline is a reasonable time before the

Company begins to print and send its proxy materials), in order for the proposal to be considered for inclusion in our 2019 Proxy Statement. We anticipate holding the 2019 annual meeting of shareholders on Tuesday, May 7, 2019.
Our Bylaws provide that for a nomination or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for shareholder action.
To be timely, a shareholder’s notice relating to matters other than proposals for the Company to include in its proxy statement one or more directors nominated by a shareholder shall be delivered to the Secretary at the principal executive offices of the Company no later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting does not commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above.
A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.
To be in proper form, a shareholder’s notice to the Secretary must set forth, as to the shareholder giving the notice, the information required pursuant to our Bylaws. The Company may also require shareholders to furnish additional information. The requirements found in our Bylaws are separate from, and in addition to, the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
Notice and Access
We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact associated with the printing and delivery of materials. If you want more information, please see “Questions and Answers about this Proxy Statement and the Annual Meeting” starting on page 74.
Electronic Access of Proxy Materials and Annual Reports
This Proxy Statement and the 2017 Annual Report are available on our Internet website at www.albemarle.com (See Investors/Financials/Annual Reports). Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Albemarle Corporation, 4350 Congress Street, Suite 700, Charlotte, North Carolina 28209. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy, and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in “street name” should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Investor Relations, Albemarle Corporation, 4350 Congress Street, Suite 700, Charlotte, North Carolina 28209 or by telephoning 980.299.5700
“Householding” of Proxy Materials and Annual Reports for Record Owners
The SEC rules permit us, with your permission, to deliver a single copy of the Notice and, if applicable, the proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to be able to access and receive separate proxy cards. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses.
Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy included with the Notice and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Investor Relations department as described above.
Separate Copies for Beneficial Owners
Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single copy of the Notice and, if applicable, the proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of the Notice (and, if applicable, this Proxy Statement or the 2017 Annual Report) by contacting our Investor Relations department as described above. Beneficial owners with the same address who receive more than one copy of the Notice (or, as applicable, of the Proxy Statement and the 2017 Annual Report) may request delivery of a single copy of the Notice (or, as applicable, the Proxy Statement and the 2017 Annual Report) by contacting our Investor Relations department as described above.
OTHER MATTERS
The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Karen G. Narwold, Secretary

March 28, 2018
***********

Important Notice Regarding the Internet Availability of Proxy Materials for the Meeting to Be Held on Tuesday, May 8, 2018.
This Proxy Statement and our Annual Report on Form 10-K (the “2017 Annual Report”) are both available free of charge at our website at www.albemarle.com (See Investors/Financials/Annual Reports). The 2017 Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein. Upon request, we will provide shareholders with paper copies of this Proxy Statement and the 2017 Annual Report, without charge. Requests should be directed to our Investor Relations department as described below:
Albemarle Corporation
4350 Congress Street
Suite 700
Charlotte, NC  28209
Attention: Investor Relations

We make available free of charge through our Internet website www.albemarle.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
ALBEMARLE CORPORATION
I.

The name of the Corporation is Albemarle Corporation.
II.

The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.
III.

The initial registered office shall be located at 330 South Fourth Street in the City of Richmond, Virginia, and the initial registered agent shall be E. Whitehead Elmore, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.
IV.

The Corporation shall have authority to issue 150,000,000 shares of Common Stock, par value $.01 per share, and 15,000,000 shares of Preferred Stock. The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:
A.Common Stock.

1. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of shareholders.

2. Except as otherwise required in these Articles as they may hereafter be amended:

(a)Any Corporation action, except the election of Directors, an amendment or restatement of these Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action;

(b)The election of Directors will be as set forth in the Company’s Bylaws;

(c)An amendment or restatement of these Articles other than an amendment or restatement described, or involved in an affiliated transaction described, in subsection (d) or (f) of this section shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter;

(d)Any transaction with the Corporation or any subsidiary that constitutes or involves an affiliated transaction, as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles, shall be approved by seventy-five percent (75%) of the votes entitled to be cast by each voting group that is entitled to vote on such transaction;

(e)A merger, statutory share exchange, sale or other disposition of all or substantially all the Corporation’s assets otherwise than in the usual and regular course of business, or dissolution, other than any such transaction to which subsection (d) of this section applies, shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on such transaction; and

(f)An amendment to these Articles that amends or affects subsection (d) of this section shall be approved by seventy-five percent (75%) of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

For purposes of subsection (d) of this section a transaction shall not constitute an affiliated transaction if it is with an interested shareholder, as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles: (i) who has been an interested shareholder continuously or who would have been such but for the unilateral action of the Corporation since the later of (a) the date on which this Corporation first had 300 shareholders of record or (b) the date such person became an interested shareholder with the prior or contemporaneous approval of a majority of the disinterested directors as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles; (ii) who became an interested shareholder as a result of acquiring shares from a person specified in subdivision (i) or subdivision (ii) of this subsection by gift, testamentary bequest or the laws of descent and distribution or in a transaction in which consideration was not exchanged and who continues thereafter to be an interested shareholder, or who would have so continued but for the unilateral action of the Corporation; (iii) who became an interested shareholder inadvertently or as a result of the unilateral action of the Corporation and who, as soon as practicable thereafter, divested beneficial ownership of sufficient shares so that such person ceased to be an interested shareholder, and who would not have been an interested shareholder but for such inadvertency of the unilateral action of the Corporation; or (iv) whose acquisition of shares making such person an interested shareholder was approved by a majority of the disinterested directors.
3. Subject to the rights of holders of Preferred Stock and subject to any other provisions of these Articles or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

B.Preferred Stock.

1. The Preferred Stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors is expressly authorized to fix, or establish the basis for determining:

(a)The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

(b)The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

(c)The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

(d)The designation and maximum number of shares of such series issuable;

(e)The right to vote, in any, with holders of shares of any other class or series and any right to vote as a separate voting group, either generally or as a condition to specified corporate action;

(f)The amount payable upon shares in the event of involuntary liquidation;

(g)The amount payable upon shares in the event of voluntary liquidation;

(h)The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities, and the terms and conditions of any such conversion or exchange; and

(i)Such other rights as may be specified by the Board of Directors and not prohibited by law.

All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Preferred Stock for any quarterly dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectfully entitled.
C.Preemptive Rights.

No holder of shares of any class of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or (iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.
V.

A.Board of Directors.

Unless otherwise fixed in the Bylaws, the number of Directors of the Corporation shall be three (3). At each annual meeting of shareholders, the Directors of the Corporation shall be elected.
B.Removal of Director.

Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, a Director may be removed only with cause.
VI.
A.In this Article:

“applicant” means the person seeking indemnification pursuant to this Article.
“expenses” includes counsel fees.

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
“party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
“proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.
B.In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no Director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

C.The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, or (ii) any Director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporations also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

D.The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such Director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

E.The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in section B or C of this Article.

F.Any indemnification under section C of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in section C.

The determination shall be made:
1. By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

2. If a quorum cannot be obtained under subsection 1 of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

3. By special legal counsel:

(a)Selected by the Board of Directors or its committee in the manner prescribed in subsection 1 or 2 of this section; or

(b)If a quorum of the Board of Directors cannot be obtained under subsection 1 of this section and a committee cannot be designated under subsection 2 of this section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or

4. By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection 3 of this section F to select counsel.
Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.
G.1. The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section C if the applicant furnishes the Corporation:

(a)a written statement of his good faith belief that he has met the standard of conduct described in section C; and

(b)a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

2.    The undertaking required by paragraph (b) of subsection 1 of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

3.    Authorizations of payments under this section shall be made by the persons specified in section F.

H.The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in section B or C of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section C. The provisions of sections D through G of this Article shall be applicable to any indemnification provided hereafter pursuant to this section H.

I.The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

J.Every reference herein to Directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interest funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

K.Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ALBEMARLE

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 7, 2018. Have your proxy card in hand when you access the web site and follow instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 7, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it, in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Ballots must be received by May 7, 2018 in order for your vote to be counted.

If you vote by telephone or Internet, please do not send your proxy by mail.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE
Albemarle Corporation (the "Company") provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company's printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of annual reports and proxy solicitation materials. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E39117-P01834

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALBEMARLE CORPORATION

The Board of Directors recommends you vote FOR proposals 1, 3 and 4 and FOR each of the eleven nominees in proposal 2:

		For	Against	Abstain
1.	To approve the non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐
2.	To elect the eleven nominees named below to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified.			
	Nominees:			
2a.	Mary Lauren Brlas	☐	☐	☐
2b.	William H. Hernandez	☐	☐	☐
2c.	Luther C. Kissam IV	☐	☐	☐
2d.	Douglas L. Maine	☐	☐	☐
2e.	J. Kent Masters	☐	☐	☐
2f.	James J. O'Brien	☐	☐	☐
2g.	Diarmuid O'Connell	☐	☐	☐
2h.	Dean L. Seavers	☐	☐	☐
2i.	Gerald A. Steiner	☐	☐	☐
2j.	Harriett Tee Taggart	☐	☐	☐
2k.	Amb. Alejandro Wolff	☐	☐	☐

NOTE: I also authorize my proxies to vote FOR such other business as may properly come before the meeting or any adjournment thereof.

For address changes, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Please indicate if you wish to access annual reports and proxy solicitation materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title below.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Albemarle Corporation's Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E39118-P01834

Albemarle Corporation
Proxy for Annual Meeting of Shareholders to be held on Tuesday, May 8, 2018

The undersigned hereby appoints Luther C. Kissam IV and Karen G. Narwold, or either of them, with full power of substitution in each case, as proxies to vote all shares of the undersigned in Albemarle Corporation at the Annual Meeting of Shareholders to be held May 8, 2018, and at any and all adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 1, 3 and 4, and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.**

Address Changes: ____

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side